                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report:  August 28, 1996

                            Foamex International Inc.
                           Foamex-JPS Automotive L.P.
                         Foamex-JPS Capital Corporation
                               JPS Automotive L.P.
                          JPS Automotive Products Corp.
- --------------------------------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)


          Delaware                   0-22624                   05-0473908
          Delaware                   33-82028                  13-3770906
          Delaware                   33-82028-01               13-3770901
          Delaware                   33-75510-01               13-3770905
          Delaware                    1-12944                  57-0993690
- -------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File No.)      (I.R.S. Employer
    of corporation)                                         Identification No.)


1000 Columbia Avenue
Linwood, PA                                                        19061
- ---------------------------------------------------------------------------
(Address of Principal                                           (Zip Code)
Executive Offices)

               Registrant's telephone number, including area code:
               ---------------------------------------------------
                                 (610) 859-3000



                                       n/a
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events

          On August 28, 1996, JPSGP Inc. ("JPSGP"), Foamex-JPS Automotive L.P. ("FJPS") and Collins & Aikman Products Co. ("Collins & Aikman") entered into an Equity Purchase Agreement (the "Agreement") pursuant to which Collins & Aikman will acquire all of the outstanding partnership interest in JPS Automotive L.P. ("JPS Automotive") from JPSGP and FJPS. JPSGP and FJPS are both wholly-owned subsidiaries of Foamex International Inc. (the "Company"), which guaranteed the obligations of these subsidiaries under the Agreement.

          The purchase price, which is subject to closing and post-closing adjustments, is $220.0 million and includes approximately $198.0 million of indebtedness of JPS Automotive (the "Purchase Price"). The Agreement provides that the Purchase Price is subject to adjustment for changes in the net assets, as defined, of JPS Automotive. Such adjustment to the Purchase Price will be determined after completion of a closing balance sheet of JPS Automotive as of the Closing Date, and pursuant to the Agreement, any unresolved dispute concerning an adjustment to the Purchase Price will be subject to binding arbitration.

          Upon the closing of the sale, the Company and Collins & Aikman intend to enter into a licensing agreement that will include products utilizing the Company's proprietary SMT(TM) technology for automotive carpet backed systems.

          The Company expects to report a net loss of approximately $59.0 million (net of an income tax benefit of approximately $36.0 million) related to the sale of JPS Automotive in the third quarter of 1996 as part of discontinued operations.

          The sale of JPS Automotive to Collins & Aikman is expected to close in approximately 60 to 90 days, subject to the satisfaction of a number of conditions, including: expiration of the federal antitrust review waiting period under the Hart-Scott-Rodino Act; the acquisition by Collins & Aikman of the 20% of Cramerton Automotive Products L.P., not currently owned by JPS Automotive; the arrangement of standby financing; and the obtaining of certain consents from Collins & Aikman's and the Company's bank groups as well as bondholders of Foamex-JPS Automotive L.P./Foamex-JPS Capital Corporation Senior Secured Discount Debentures. There can be no assurance that these conditions will be satisfied.

          JPS Automotive, which reported 1995 revenues of approximately $312.1 million, is a supplier of automotive carpet, trim and textiles in North America. JPS Automotive is headquartered in Greenville, South Carolina and has six manufacturing, distribution and sales facilities in South Carolina, North Carolina, and Michigan, as well as a joint venture in Mexico.

Item 7.   Financial Statements and Exhibits.

          (a)    Financial Statements of Business Acquired:

                 None

          (b)    Pro Forma Financial Information:

                 None

          (c)    Exhibits

                 2 Equity Purchase Agreement, dated as of August 28, 1996, by and among JPSGP Inc., Foamex-JPS Automotive L.P., and Collins & Aikman Products Co.

                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FOAMEX INTERNATIONAL INC.

Date:  September 11, 1996                   By:    /s/ Kenneth R. Fuette
                                                ------------------------
                                            Name:   Kenneth R. Fuette
                                            Title:  Chief Financial Officer and
                                                    Chief Accounting Officer


                                            FOAMEX-JPS AUTOMOTIVE L.P.

                                            By:  FJGP Inc., General Partner

Date:  September 11, 1996                   By:    /s/ Kenneth R. Fuette
                                                ------------------------
                                            Name:   Kenneth R. Fuette
                                            Title:  Chief Financial Officer and
                                                    Chief Accounting Officer


                                            FOAMEX-JPS AUTOMOTIVE
                                            CAPITAL CORPORATION

Date:  September 11, 1996                   By:    /s/ Kenneth R. Fuette
                                                ------------------------
                                            Name:   Kenneth R. Fuette
                                            Title:  Chief Financial Officer and
                                                    Chief Accounting Officer


                                            JPS AUTOMOTIVE L.P.

                                            By:  JPSGP Inc., General Partner

Date:  September 11, 1996                   By:    /s/ M. Dale Anderson
                                                -----------------------
                                            Name:   M. Dale Anderson
                                            Title:  Chief Financial Officer and
                                                    Chief Accounting Officer


                                            JPS AUTOMOTIVE PRODUCTS CORP.

Date:  September 11, 1996                   By:    /s/ M. Dale Anderson
                                                -----------------------
                                            Name:   M. Dale Anderson
                                            Title:  Chief Financial Officer and
                                                    Chief Accounting Officer

                                  EXHIBIT INDEX


Exhibit                                                                   Page

   2 Equity Purchase Agreement, dated as of August 28, 1996, by and among JPSGP Inc., Foamex-JPS Automotive L.P., and Collins & Aikman Products Co.

                               JPS AUTOMOTIVE L.P.



                            EQUITY PURCHASE AGREEMENT


                                  BY AND AMONG


                                   JPSGP INC.,

                           FOAMEX-JPS AUTOMOTIVE L.P.


                                       AND


                          COLLINS & AIKMAN PRODUCTS CO.


                           Dated as of August 28, 1996

                                TABLE OF CONTENTS
                                                                        Page No.



ARTICLE I. DEFINITIONS.........................................................1
   Section 1.1.  Definitions ..................................................1
   Section 1.2.  Accounting Terms and Determinations..........................11


ARTICLE II. SALE AND PURCHASE.................................................11
   Section 2.1.  Agreement to Sell and to Purchase............................11
   Section 2.2.  Purchase and Sale of Equity..................................11
   Section 2.3.  Purchase Price Adjustment....................................12


ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLERS........................15
   Section 3.1.  Authority of Sellers.........................................15
   Section 3.2.  Organization of the Company..................................15
   Section 3.3.  Capitalization of the Company; Title to the Equity...........16
   Section 3.4.  No Conflict or Violation; Consents...........................16
   Section 3.5.  Subsidiaries and Investments.................................17
   Section 3.6.  Financial Statements; Closing Date Liability to Sellers......18
   Section 3.7.  Undisclosed Liabilities......................................19
   Section 3.8.  Accounts Receivable..........................................19
   Section 3.9.  Inventory....................................................19
   Section 3.10.  Material Adverse Effect.....................................20
   Section 3.11.  Real Property...............................................20
   Section 3.12.  Condition and Compliance of Property........................21
   Section 3.13.  Compliance with Laws........................................21
   Section 3.14.  Affiliate Agreements and Liabilities........................22
   Section 3.15.  Contracts...................................................22
   Section 3.16.  Intellectual Property.......................................23
   Section 3.17.  Labor Relations.............................................24
   Section 3.18.  Employee Benefits...........................................24
   Section 3.19.  Insurance...................................................26
   Section 3.20.  Litigation..................................................27
   Section 3.21.  Environmental Matters.......................................27
   Section 3.22.  Tax Matters.................................................28
   Section 3.23.  Interim Operations..........................................30
   Section 3.24.  Brokers.....................................................31
   Section 3.25.  Product Liability...........................................31
   Section 3.26.  SEC Reports.................................................31
   Section 3.27.  Books and Records of the Company............................32
   Section 3.28.  1994 Acquisition Agreement..................................32
   Section 3.29.  No Material Misstatements...................................32
   Section 3.30.  Certain Matters Regarding the Senior Notes..................32
   Section 3.31.  No Seiren Right of First Refusal............................33
   Section 3.32.  Disclaimer of Additional Representations
                        and Warranties; Schedules.............................33


ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................33
   Section 4.1.  Authority of Purchaser.......................................33

   Section 4.2.  No Conflict or Violation.....................................34
   Section 4.3.  Litigation...................................................34
   Section 4.4.  Brokers......................................................34
   Section 4.5.  Investment Intent; Status....................................35
   Section 4.6.  Disclaimer of Additional Representations and Warranties......35


ARTICLE V. CERTAIN COVENANTS OF SELLERS.......................................35
   Section 5.1.  Conduct of Business..........................................35
   Section 5.2.  Information and Access.......................................37
   Section 5.3.  Confidentiality Agreements...................................37
   Section 5.4.  Certain Environmental Covenants..............................37


ARTICLE VI. CERTAIN COVENANTS AND AGREEMENTS..................................38
   Section 6.1.  Hart-Scott-Rodino and Other Filings..........................38
   Section 6.2.  Transfer Taxes...............................................38
   Section 6.3.  Obligation to File Tax Returns...............................39
   Section 6.4.  Certain Provisions Relating to Consents......................39
   Section 6.5.  Nondisclosure; Noncompetition................................39
   Section 6.6.  Efforts......................................................41
   Section 6.7.  Ongoing Tax Cooperation......................................41
   Section 6.8.  Certain Agreements...........................................42
   Section 6.9.  Clearance Certificates.......................................42
   Section 6.10.  Control of Tax Audits.......................................42
   Section 6.11.  Tax Sharing Agreements and Arrangements.....................43
   Section 6.12.  Sale of Assets for Tax Purposes.............................43
   Section 6.13.  Certain Matters Relating to Enhanced Severance..............45
   Section 6.14.  Ongoing Insurance Cooperation...............................46
   Section 6.15.  Cramerton Tax Distribution..................................47


ARTICLE VII. CONDITIONS TO SELLERS' OBLIGATIONS...............................47
   Section 7.1.  Representations and Warranties...............................47
   Section 7.2.  Compliance with Agreement....................................48
   Section 7.3.  No Adverse Proceeding........................................48
   Section 7.4.  Hart-Scott-Rodino............................................48
   Section 7.5.  Consents.....................................................48
   Section 7.6.  Corporate Documents..........................................48
   Section 7.7.  Certain Agreements...........................................48
   Section 7.8.  Discount Debentures Change of Control Put....................48
   Section 7.9.  Opinion of Counsel...........................................49


ARTICLE VIII. CONDITIONS TO PURCHASER'S OBLIGATIONS...........................49
   Section 8.1.  Representations and Warranties...............................49
   Section 8.2.  Compliance with Agreement....................................49
   Section 8.3.  No Adverse Proceeding........................................49
   Section 8.4.  Hart-Scott-Rodino............................................49
   Section 8.5.  Consents.....................................................49
   Section 8.6.  Corporate Documents..........................................49
   Section 8.7.  FIRPTA ......................................................50
   Section 8.8.  Cramerton....................................................50
   Section 8.9.  Purchaser Bank Consent.......................................50

   Section 8.10.  Financing of Senior Note Change of Control Put..............50
   Section 8.11.  Certain Agreements..........................................50
   Section 8.12.  Material Adverse Effect.....................................50
   Section 8.13.  Opinion of Counsel..........................................50


ARTICLE IX. THE CLOSING; TERMINATION..........................................50
   Section 9.1.  The Closing..................................................50
   Section 9.2.  Deliveries by Sellers at the Closing.........................51
   Section 9.3.  Deliveries by Purchaser at the Closing.......................51
   Section 9.4.  Termination..................................................51


ARTICLE X. INDEMNIFICATION....................................................52
   Section 10.1.  Survival....................................................52
   Section 10.2.  Indemnification Provisions for Benefit of Purchaser.........52
   Section 10.3.  Indemnification Provisions for Benefit of Sellers...........55
   Section 10.4.  Tax Indemnity...............................................55
   Section 10.5.  Matters Involving Third Parties.............................56
   Section 10.6.  Certain Limitations on Environmental Indemnification........57
   Section 10.7.  Certain Additional Provisions Relating to Indemnification...59
   Section 10.8.  Certain Litigation Matters..................................60


ARTICLE XI. EMPLOYEE BENEFITS.................................................61
   Section 11.1.  Employees...................................................61


ARTICLE XII. MISCELLANEOUS PROVISIONS.........................................61
   Section 12.1.  Notices.....................................................61
   Section 12.2.  Amendments..................................................62
   Section 12.3.  Assignment and Parties in Interest..........................62
   Section 12.4.  Announcements...............................................63
   Section 12.5.  Expenses....................................................63
   Section 12.6.  Entire Agreement............................................63
   Section 12.7.  Descriptive Headings........................................64
   Section 12.8.  Counterparts................................................64
   Section 12.9.  Governing Law; Jurisdiction.................................64
   Section 12.10.  Construction...............................................64
   Section 12.11.  Severability...............................................65
   Section 12.12.  Specific Performance.......................................65


ARTICLE XIII. FOAMEX INTERNATIONAL INC. GUARANTY..............................65
   Section 13.1.  Guaranty....................................................65
   Section 13.2.  Nature of Guaranty..........................................65
   Section 13.3.  Limitation on Guaranty......................................66
   Section 13.4.  Authority of Guarantor......................................66

SCHEDULE
NUMBER            SCHEDULE NAME

1.1               Certain Officers
1.2               Permitted Liens
2.3               Base Line Adjusted Net Assets
3.2               Certificate and Partnership Agreement
3.3               Capitalization
3.4               Conflicts or Violations
3.5               Subsidiaries
3.6(a)            Financial Statements
3.6(b)            Interim Financial Statements
3.6(e)            Warranty Reserve
3.7               Undisclosed Liabilities
3.10              Material Adverse Effect
3.11(a)           Owned Real Property
3.11(b)           Lease Obligations
3.12(a)           Personal Property; Liens
3.12(b)           Leased Personal Property
3.13(a)           Compliance with Laws
3.13(b)           Permits
3.14              Affiliate Agreements
3.15              Contracts
3.16              Intellectual Property
3.17              Collective Bargaining Agreements
3.18              Employee Benefit Plans
3.19              Insurance
3.20              Litigation
3.21              Environmental Matters
3.22              Tax Matters
3.23              Interim Operations
3.25              Products Liability
5.1               Interim Operations
6.8               Certain Agreements
6.13              Certain Employees
8.5               Required Consents
8.8               Terms of Cramerton Contract

EXHIBIT           EXHIBIT NAME

A                 Terms of SMT License Agreement
B                 Terms of Cramerton Supply Agreement
C                 Form of Jones, Day, Reavis & Pogue Opinion
D                 Form of Willkie Farr & Gallagher Opinion
E                 Intentionally Omitted
F                 Form of Amendments to Partnership Agreement
G                 Form of FIRPTA Certificate

                            EQUITY PURCHASE AGREEMENT

                  THIS EQUITY PURCHASE AGREEMENT (the "Agreement") is made and entered into as of August 28, 1996, by and among JPSGP INC., a Delaware corporation ("JPSGP"), FOAMEX-JPS AUTOMOTIVE L.P., a Delaware limited partnership ("FJPS" and, together with JPSGP, "Sellers"), and COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation ("Purchaser").

                              PRELIMINARY STATEMENT

                  WHEREAS, JPSGP owns a 1% general partnership interest (the "GP Interest") in JPS Automotive L.P. (the "Company");

                  WHEREAS, FJPS owns a 99% limited partnership interest in the Company (the "LP Interest" and, together with the GP Interest, the "Equity"); and

                  WHEREAS, Purchaser desires to purchase the Equity from Sellers, and Sellers desire to sell the Equity to Purchaser, in each case upon the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

                  Section 1.1. Definitions. In addition to the terms defined elsewhere herein, the terms defined in the introductory paragraph and the Recitals to this Agreement shall have the respective meanings specified therein, and the following terms shall have the meanings specified below when used herein with initial capital letters:

                  "Adjusted Net Assets" means as of any date the excess of the total assets of the Company and its Subsidiaries (excluding cash and cash equivalents) over the total liabilities of the Company and its Subsidiaries (excluding Indebtedness) and minority interests as reflected in a balance sheet prepared in accordance with this Agreement. In calculating Closing Date Adjusted Net Assets, there shall be no reduction in "Minority Interest" for any distributions made to the minority partner in Cramerton since the Interim Balance Sheet Date with respect to the amount of taxes paid or to be paid by such partner on account of the income of Cramerton.

                  "Adjustment Report" has the meaning set forth in Section
         2.3(a).

                  "Affiliate" means "affiliate" as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

                  "Agreement" has the meaning set forth in the preamble, and shall include all Schedules and Exhibits hereto.

                  "Arbiter" has the meaning set forth in Section 2.3(d).

                  "Balance Sheet" has the meaning set forth in Section 3.6(a).

                  "Base Line Adjusted Net Assets" has the meaning set forth in
         Section 2.3(a).

                  "Business Day" means a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the City of New York.

                  "Cap" has the meaning set forth in Section 10.2(a).

                  "Cash Purchase Price" has the meaning set forth in Section 2.2, as adjusted pursuant to Section 2.3.

                  "Closing" has the meaning set forth in Section 9.1.

                  "Closing Date" has the meaning set forth in Section 9.1.

                  "Closing Date Adjusted Net Assets" has the meaning set forth in Section 2.3(a).

                  "Closing Date Balance Sheet" has the meaning set forth in
         Section 2.3(a) as finally adjusted pursuant to Section 2.3(d).

                  "Closing Date Net Indebtedness" has the meaning set forth in
         Section 2.3(a).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" has the meaning set forth in the preamble hereto and, in Sections 3.4 through 3.32, includes the Company and the Company's Subsidiaries.

                  "Contracts" as of any date means, collectively, all contracts, agreements, commitments, instruments and guaranties to which the Company or any Subsidiary of the Company is a party as of such date, including those listed or required to be listed on Schedule 3.15, all unfilled orders outstanding as of such date for the purchase of raw materials, goods or services by the Company or any Subsidiary of the Company, and all unfilled orders outstanding as of such date for the sale of goods or services by the Company or any Subsidiary of the Company; Contracts, however, shall not include Leases or Permitted Liens.

                  "Costs of Remediation" means all losses, amounts paid in settlement, remediation, monitoring and reporting costs and expenses, Taxes, claims, damages, Liabilities, obligations, judgments, settlements and out-of-pocket costs (including, without limitation, costs of investigation or enforcement), expenses and attorneys' fees including, without limitation, fees for services of attorneys, consultants, contractors, experts, engineers and laboratories, and all other out-of-pocket costs, incurred in connection with investigation, characterization, remediation, monitoring, reporting or mitigation, arising out of or related to the presence or Release of any Hazardous Materials existing as of or prior to the Closing Date at, on, or emanating from any of the Owned Real Property, Leased Property or any real property at or to which the Company, any Subsidiary or predecessor of any of the foregoing disposed, Released, transported, stored, treated, or arranged to dispose of Hazardous Materials prior to the Closing Date including, without limitation, off-site liability under any Environmental Law arising from or in connection with transportation, treatment, storage, disposal, Release, or arranging for disposal of Hazardous Materials.

                  "Cramerton" means Cramerton Automotive Products, L.P., a Delaware limited partnership.

                  "Cramerton Supply Agreement" means a Supply Agreement, having the terms and conditions set forth in Exhibit B hereto, to be entered into between Foamex L.P. and Cramerton as of the Closing Date.

                  "Damages" means any losses, amounts paid in settlement, claims, damages, Liabilities, obligations, judgments, settlements and reasonable out-of-pocket costs (including, without limitation, costs of investigation or enforcement), expenses and attorneys' fees, including, without limitation, (i) any consequential damages or (ii) any special or punitive damages which are assessed against an Indemnified Party as a result of a third party action.

                  "Employee Benefit Plan" means an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan, where no distinction is required by the context in which the term is used.

                  "Employee Pension Benefit Plan" has the meaning set forth in
         Section 3(2) of ERISA.

                  "Employee Welfare Benefit Plan" has the meaning set forth in
         Section 3(1) of ERISA.

                  "Employees" means each individual who, on the applicable date, performs services as an employee primarily for the Company or any of its Subsidiaries (including such persons who are on an approved leave of absence, vacation, short-term disability or otherwise treated as an active employee of the Company or its Subsidiaries).

                  "Enjema" means Industrias Enjema S.A. de C.V.

                  "Environmental Laws" means any existing and applicable federal, state or local statute, regulation or ordinance or any rules, orders, writs, decrees, or injunctions of any Governmental Agency with respect to the protection of the environment, including, without limitation, with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, solid waste, or waste water, water, soil, air, pollution, the protection, preservation or restoration of natural resources, plant and animal life or human health or the environment, or waste management, regulation or control. Without limiting the generality of the foregoing, the term will encompass each of the following statutes, and the regulations promulgated thereunder, in each case as in effect as of Closing: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. Section 9601 et seq., "CERCLA"); (b) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq., "RCRA"); (c) the Hazardous Materials Transportation Act (49 U.S.C.
         Section 1801 et seq., "HMTA"); (d) the Toxic Substances Control Act (15 U.S.C. Section 2061 et seq., "TSCA"); (e) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.); (f) the Clean Air Act and Amendments (42 U.S.C. Section 7401 et seq.); (g) the Safe Drinking Water Act (21 U.S.C. Section 349; 42 U.S.C. Section 201 and Section 300 et seq.); and (h) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C., "SARA").

                  "Equity" has the meaning set forth in the preamble hereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) which has been under common control or treated as a single employer with the Company under Section 414(b), (c) or (m) of the Code.

                  "Final Adjusted Net Assets" means: (i) if Purchaser does not timely deliver an Objection Notice, the Adjusted Net Assets as of the Closing Date as set forth in the Adjustment Report, or (ii) if Purchaser timely delivers an Objection Notice, the Adjusted Net Assets as of the Closing Date determined pursuant to Section 2.3(d).

                  "Final Base Line Adjusted Net Assets" means: (i) Base Line Adjusted Net Assets as set forth in Schedule 2.3, or (ii) if Sellers deliver a notice of Sellers' Adjustments, Base Line Adjusted Net Assets as determined pursuant to Section 2.3(d).

                  "Final Net Indebtedness" means: (i) if Purchaser does not timely deliver an Objection Notice, the Closing Date Net Indebtedness as set forth in the Adjustment Report, or (ii) if Purchaser timely delivers an Objection Notice objecting to the calculation of Closing Date Net Indebtedness, the Net Indebtedness as of the Closing Date determined pursuant to Section 2.3(d).

                  "Former Employee" means each individual other than an Employee on the Closing Date who at any time prior to the Closing Date performed services as an employee primarily for the Company or any Subsidiary of the Company.

                  "GAAP Objections" has the meaning set forth in Section 2.3(c).

                  "Governmental Agency" means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality,
         (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

                  "GP Interest" has the meaning set forth in the preamble hereto, as the same may be altered as described on Exhibit F.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Hazardous Materials" means each and every element, compound, chemical mixture, pollutant, contaminant material, waste or other substance which is defined, designated, determined, classified or identified as of the Closing Date as hazardous, radioactive or toxic under any Environmental Law, or the Release of which is prohibited or regulated under any Environmental Law, or which to the knowledge of Seller could reasonably be expected to cause, whether now or with the passage of time, damage to Persons, property, flora, fauna or the environment. Without limiting the generality of the foregoing, the term will include any "toxic substance," "hazardous substance," "hazardous waste," or "hazardous material" as defined in any Environmental Law as amended to date, and any explosive or radioactive material, friable asbestos, friable asbestos-containing material, waste water, sludge, untreated dye, other effluent, coal ash, polychlorinated biphenyls, special waste, petroleum or any derivative or byproduct thereof, and toxic waste.

                  "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) the principal of and premium, if any, in respect of any indebtedness of such Person for money borrowed, (ii) the principal, premium, if any, and interest of such Person with respect to obligations evidenced by bonds, debentures, notes or, except for accrued liabilities arising in the ordinary course of business, other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses (other than trade payables), (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) but only to the extent of drawings thereunder (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i), (ii), and (v)) entered into in the ordinary course of business of such Person to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation (determined in accordance with GAAP) of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons, (vii) the present value (discounted using an interest rate of 11(OMEGA)% per annum) as of the date of determination of every obligation to pay rent or other payment amounts of such Person with respect to any sale-leaseback transaction to which such Person is a party, payable through the stated maturity of such sale-leaseback transaction, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person the payment of which, in any case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

                  "Indemnified Party" has the meaning set forth in Section 10.5(a) and in the case of Purchaser shall also include the Company and its Subsidiaries.

                  "Indemnifying Party" has the meaning set forth in Section 10.5(a).

                  "Intellectual Property" means any inventions, improvements, trademarks, service marks, brand names, logos, trade names, trade dress, label designs and copyrightable works and all patents, registrations and applications therefor; customer lists and rights in computer software and all know-how; and all rights granted or retained in licenses under any of the foregoing.

                  "Interim Balance Sheet" has the meaning set forth in Section 3.6(b).

                  "Interim Balance Sheet Date" means June 30, 1996.

                  "Interim Financial Statements" has the meaning set forth in
         Section 3.6(b).

                  "IRS" means the Internal Revenue Service of the Department of the Treasury.

                  "Knowledge" as applied to Sellers, means the actual knowledge, after reasonable inquiry, of any person listed on Schedule 1.1 hereto.

                  "Leased Property" has the meaning set forth in Section
         3.11(b).

                  "Leases" has the meaning set forth in Section 3.11(b).

                  "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including, without limitation, any liability for Taxes.

                  "Lien" means any lien, mortgage, pledge, or other security interest.

                  "LP Interest" has the meaning set forth in the preamble hereto, as the same may be altered as described on Exhibit F.

                   "Material Adverse Effect" means a material adverse change in or effect with respect to the business, results of operations, properties, or financial condition of either (i) the Company and its Subsidiaries taken as a whole, or (ii) the Company's carpet division.

                  "MSBT" means the Michigan Single Business Tax.

                  "MSBT Recapture" means the amount of liability incurred by Sellers or the Company for MSBT solely by reason of the sale by Sellers of the Equity pursuant to this Agreement.

                  "Multiemployer Plan" has the meaning set forth in Section 3(37) of ERISA.

                  "Net Indebtedness" as of any date means: (a) the net principal amount of Indebtedness of the Company and its Subsidiaries (on a consolidated basis), less (b) the cash and cash equivalents of the Company and its Subsidiaries (on a consolidated basis).

                  "Net Indebtedness Statement" means a statement delivered by Sellers to Purchaser not less than five nor more than ten Business Days prior to the Closing Date setting forth Sellers' reasonable, good faith estimate of the Net Indebtedness as of the Closing Date after giving effect to the repayment of any Net Indebtedness to be made on or prior to the Closing Date.

                  "New JPS Automotive" has the meaning set forth in Section
         6.12.

                  "1994 Acquisition Agreement" means that certain Asset Purchase Agreement, dated as of May 25, 1994, by and among JPS Textile Group, Inc., JPS Auto, Inc., JPS Converter and Industrial Corp., JPS Automotive Products Corp. and Foamex International Inc.

                  "Objection Notice" has the meaning set forth in Section
         2.3(b).

                  "Owned Real Property" has the meaning set forth in Section 3.11(a).

                  "Parent Entities" means Sellers and their Affiliates, other than the Company and its Subsidiaries and their respective officers and directors.

                  "Partnership Agreement" means the Company's First Amended and Restated Agreement of Limited Partnership, dated as of July 27, 1994, as the same may be amended in accordance with the terms of this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permit" means any permit, approval, consent, authorization, license, variance, or permission required by a Governmental Agency under any applicable laws.

                  "Permitted Liens" means, with respect to any asset, (i) any covenants, conditions, restrictions, easements, encroachments, encumbrances or other imperfections of title (other than a Lien securing any Indebtedness) with respect to such asset which, individually or in the aggregate, does not materially detract from the value of, or materially interfere with the present occupancy or use of, such asset and the continuation of the present occupancy or use of such asset; (ii) the matters set forth on Schedule 1.2 hereto; (iii) mechanic's, materialmen's and similar liens with respect to amounts not yet due and payable or which are being contested in good faith through appropriate proceedings and, for those existing on the Interim Balance Sheet Date or the Closing Date, for which adequate reserves in accordance with GAAP are reflected on the Interim Balance Sheet or the Closing Date Balance Sheet, as the case may be; (iv) liens for Taxes not yet delinquent or which are being contested in good faith through appropriate proceedings and, for those existing on the Interim Balance Sheet Date or the Closing Date, for which adequate reserves in accordance with GAAP are reflected on the Interim Balance Sheet or the Closing Date Balance Sheet, as the case may be; and (v) liens securing rental payments under capital lease arrangements, which capital lease arrangements existing as of the Closing Date are in accordance with GAAP reflected as Indebtedness on the Closing Date Balance Sheet and the Closing Date Net Indebtedness Statement.

                  "Perpetual Representations" has the meaning set forth in
         Section 10.1.

                  "Person" means any individual, partnership, corporation, trust, association, limited liability company, Governmental Agency or any other entity.

                  "Plan" has the meaning set forth in Section 3.18(a).

                  "Product" has the meaning set forth in Section 3.25.

                  "Product Claim" has the meaning set forth in Section 3.25.

                  "Purchase Price" has the meaning set forth in Section 2.2.

                  "Purchaser" has the meaning set forth in the preamble hereto.

                  "Recall" has the meaning set forth in Section 3.25.

                  "Release" means any spilling, leaking, pumping, releasing, depositing, pouring, emitting, emptying, migrating, discharging, injecting, storing, escaping, leaching, dumping, burying, abandoning, disposing or moving into the environment.

                  "Schedules" or "Disclosure Schedules" means, collectively, the various Schedules referred to in this Agreement delivered separately to Purchaser on or before the date of this Agreement.

                  "SEC Reports" means (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission (the "SEC"), and (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996, as filed with the SEC.

                  "Seller Entity" means any of the Company, JAPC, Cramerton, CMC and JMC.

                  "Sellers" has the meaning set forth in the preamble hereto.

                  "Sellers' Adjustment" has the meaning set forth in Section 2.3(c).

                  "Senior Note Indenture" has the meaning set forth in Section 3.30.

                  "Significant Employee" has the meaning set forth in Section 3.23.

                  "Single-Employer Plan" means an Employee Pension Benefit Plan which is described in Section 4001(a)(15) of ERISA and which is subject to Title IV of ERISA.

                  "SMT License Agreement" means a Technology License Agreement, having the terms and conditions set forth in Exhibit A hereto, to be entered into between Foamex L.P. and Purchaser as of the Closing Date.

                  "Straddle Period" has the meaning set forth in Section 3.22.

                  "Subsidiary" means "subsidiary" as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

                  "Tax Return" means any report, return, information return, forms, declarations, claims for refund, statements or other information (including any amendments thereto and including any schedule or statement thereto) required to be supplied to a Governmental Agency in connection with Taxes.

                  "Taxes" means all federal, state, local, foreign and other taxes, assessments and water and sewer charges and rents, including without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, withholding, Social Security, unemployment, real property, personal property, registration, capital stock, value added, single business, occupation, workers' compensation, alternative or add-on minimum, estimated, or other tax, including without limitation any interest, penalties or additions thereto.

                  Section 1.2. Accounting Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" or "GAAP" shall mean generally accepted accounting principles in effect in the United States of America at the time of application thereof, applied on a consistent basis. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a consistent basis.

                                   ARTICLE II.
                                SALE AND PURCHASE

                  Section 2.1. Agreement to Sell and to Purchase. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall purchase from Sellers, and Sellers shall sell, transfer, assign, convey and deliver to Purchaser, the Equity.

                  Section 2.2. Purchase and Sale of Equity. On the terms and subject to the conditions set forth in this Agreement, at the Closing (in addition to the transactions referred to in Article IX):

                  (a) JPSGP shall deliver to a corporate Affiliate of Purchaser designated by Purchaser in accordance with Section 12.3(a) hereof on or prior to the Closing Date certificates representing the GP Interest, duly endorsed in blank for transfer or accompanied by appropriate powers duly executed in blank, and FJPS shall deliver to Purchaser or its designees certificates representing the LP Interest, duly endorsed in blank for transfer or accompanied by appropriate powers duly executed in blank.

                  (b) Purchaser shall deliver to Sellers by wire transfer of immediately available funds an amount equal to $220,000,000 (the "Purchase Price") less the amount of Net Indebtedness set forth on the Net Indebtedness Statement (the "Cash Purchase Price"), of which 99% shall be paid by Purchaser to FJPS and 1% shall be paid by the Affiliate described in Section 2.2(a) hereof to JPSGP.

                Section 2.3.  Purchase Price Adjustment.

                  (a) Attached as Schedule 2.3 hereto is the computation of Adjusted Net Assets, assuming that the Closing had occurred on the Interim Balance Sheet Date (the "Base Line Adjusted Net Assets"). As soon as reasonably practical after the Closing, but in no event more than 120 days after the Closing Date, Sellers and Purchaser shall jointly prepare (i) a consolidated balance sheet of the Company as of the close of business on the Closing Date (the "Closing Date Balance Sheet"), together with (ii) a schedule ("the Adjustment Report") showing the computation, without giving effect to any extraordinary transactions taken after the Closing on the Closing Date, of (A) Adjusted Net Assets as of the Closing Date (the "Closing Date Adjusted Net Assets"), (B) the Net Indebtedness as of the Closing Date ("Closing Date Net Indebtedness"), and (C) the purchase price adjustment to be made in accordance with this Section 2.3. The Closing Date Balance Sheet shall be prepared in accordance with GAAP applied on a basis consistent with that used in, and in accordance with the same accounting principles, policies and practices applied in, the preparation of the Interim Balance Sheet and shall present fairly the financial position of the Company as of the Closing Date. In the event of a disagreement between Purchaser and Sellers of any amounts to be recorded on the Closing Date Balance Sheet or the Adjustment Report, the views of Sellers shall be utilized to commence the review process set forth in this Section 2.3 (which process will not be required if the parties agree in writing to a Closing Date Balance Sheet and Adjustment Report). In connection with the preparation of the Closing Date Balance Sheet and the Adjustment Report, Purchaser and Sellers shall grant Sellers' counsel and other representatives reasonable access to all of the books and records of the Company.

                  (b) Within ten Business Days after receipt of the Closing Date Balance Sheet and the Adjustment Report, Purchaser may, by written notice to Sellers, object to the Closing Date Balance Sheet, or the Closing Date Adjusted Net Assets or the Closing Date Net Indebtedness as set forth in the Adjustment Report. If Purchaser objects in good faith to the Closing Date Balance Sheet, or the Closing Date Adjusted Net Assets or the Closing Date Net Indebtedness as set forth in the Adjustment Report, it shall within such ten Business Day period deliver written notice of its objection (the "Objection Notice") to Sellers:
         (i) objecting in good faith to the Closing Date Balance Sheet, the Closing Date Adjusted Net Assets and/or the Closing Date Net Indebtedness, (ii) setting forth the items being disputed and the reasons therefor, and (iii) specifying Purchaser's calculation of the Closing Date Adjusted Net Assets and Closing Date Net Indebtedness and the adjustment to be made in accordance with Section 2.3.

                  (c) Sellers may, within 20 Business Days after receipt of such Objection Notice, deliver in writing to Purchaser the adjustments ("Sellers' Adjustments") to the Interim Balance Sheet and the calculation of Base Line Adjusted Net Assets, which (i) reflect Purchaser's objections as set forth in the Objection Notice to the effect that the Closing Date Balance Sheet and the calculation of Closing Date Adjusted Net Assets were not prepared in accordance with GAAP (the "GAAP Objections"), and (ii) adjust the Interim Balance Sheet and the calculation of Base Line Adjusted Net Assets set forth therein in accordance with the same principles utilized by Purchaser in respect of such matters in the Objection Notice (the "Base Line Adjustments"). Purchaser and Sellers agree that to the extent Purchaser's GAAP Objections are correct, adjustments will be made in the Interim Balance Sheet and the calculation of Base Line Adjusted Net Assets, subject to paragraph (d) below, so that such items are so provided for or reflected therein in a manner consistent with the principles used by Purchaser in providing for or reflecting the same in the Closing Date Balance Sheet. Sellers' Adjustments shall not constitute an admission by Sellers that Purchaser's GAAP Objections are correct or that any of Seller's representations or warranties, including without limitation those set forth in Section 3.6, are not true in all respects.

                  (d) For 30 Business Days after delivery of the Objection Notice, Purchaser and Sellers shall attempt to resolve all disputes between them regarding the Closing Date Adjusted Net Assets, the Base Line Adjustments and/or the Closing Date Net Indebtedness. If Purchaser and Sellers cannot resolve all such disputes within such 30 Business Day period, the matters in dispute shall be determined by KPMG Peat Marwick or another nationally recognized independent public accounting firm mutually satisfactory to Purchaser and Sellers (the "Arbiter"). Promptly, but not later than 30 Business Days after the acceptance of its appointment, the Arbiter shall determine (based solely on presentations by Sellers and Purchaser to the Arbiter and not by independent review) only those items in dispute and shall render a report as to its resolution of such items and the resulting calculation of the Closing Date Adjusted Net Assets, the Base Line Adjusted Net Assets, the Base Line Adjustments and the Closing Date Net Indebtedness. For purposes of the Arbiter's calculation of the Final Adjusted Net Assets, the Final Base Line Adjusted Net Assets, the Base Line Adjustments and the Final Net Indebtedness, the amounts to be included shall be the appropriate amounts from Schedule 2.3, the Closing Date Balance Sheet or the Adjustment Report, as the case may be, as to items that are not in dispute, and the amounts determined by the Arbiter, as to items that are submitted for resolution by the Arbiter. In resolving any disputed item, the Arbiter may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the lowest value for such item claimed by either party. Purchaser and Sellers shall cooperate with the Arbiter in making its determination and such determination shall be conclusive and binding upon Purchaser and Sellers.

                  (e) Purchaser and Sellers shall each bear one-half of the fees and expenses of the Arbiter.

                  (f) Notwithstanding anything to the contrary contained in this Agreement, for purposes of preparing the Closing Date Balance Sheet and calculating Final Adjusted Net Assets, (i) the "Warranty Reserve" shall be recorded as $4,089,634, subject to adjustment (x) downward to reflect cash expenditures and (y) upward, in each case, only for events or occurrences subsequent to the Interim Balance Sheet Date, and, except for such adjustments, shall not be subject to dispute (whether pursuant to Section 2.3(c) or otherwise) or any other adjustment and
         (ii) there will be no increase in the carrying value of the Company's equity investment in Enjema.

                  (g) Within five Business Days after determination of the Final Adjusted Net Assets and, if applicable, Final Base Line Adjusted Net Assets and Final Net Indebtedness:

                           (i) Either (x) Sellers shall pay Purchaser by wire
                  transfer of immediately available funds the amount, if any, by which Final Base Line Adjusted Net Assets exceeds the Final Adjusted Net Assets; or (y) Purchaser shall pay Sellers by wire transfer of immediately available funds the amount, if any, by which the Final Adjusted Net Assets exceeds Final Base Line Adjusted Net Assets.

                           (ii) Either (x) Sellers shall pay Purchaser by wire
                  transfer of immediately available funds the amount, if any, by which Final Net Indebtedness exceeds the Net Indebtedness set forth on the Net Indebtedness Statement; or (y) Purchaser shall pay Sellers by wire transfer of immediately available funds the amount, if any, by which the Net Indebtedness set forth on the Net Indebtedness Statement exceeds Final Net Indebtedness.

                           (iii) Amounts payable pursuant to clauses (i) and
                  (ii) above may be offset, one against the other. Any net payment to Sellers shall be made 99% to FJPS and 1% to JPSGP. Any payment by Sellers or Purchaser required by this paragraph
                  (g) shall bear interest at the rate equal to 8.0% per annum from the Closing Date until the date of payment. Any payment pursuant to this Section (excluding payments attributable to interest) shall be treated by the parties as an increase or decrease in the Purchase Price.

                  (h) Except as set forth in Section 10.2(d), nothing in this
         Section 2.3 or in the statements, reports or documents contemplated hereby shall affect the parties' rights and obligations in respect of a breach or alleged breach of any representation or warranty herein.

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Subject to Section 3.32, each of the Sellers, jointly and severally, represents and warrants to Purchaser as set forth in this Article III; provided, however, to the extent any representation or warranty relates to Enjema, such representation or warranty (other than Section 3.5(e)) shall be deemed to be made to Sellers' Knowledge:

                  Section 3.1.  Authority of Sellers.

                  (a) JPSGP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. JPSGP has full corporate power and authority to execute and deliver this Agreement, and the execution and delivery by JPSGP of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of JPSGP, and this Agreement constitutes the legal, valid and binding obligation of JPSGP enforceable against JPSGP in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the enforceability of specific remedies.

                  (b) FJPS is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, including after giving effect to the transactions set out on Exhibit F hereto. FJPS has full partnership power and authority to execute and deliver this Agreement, and the execution and delivery by FJPS of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action on the part of FJPS, and this Agreement constitutes the legal, valid and binding obligation of FJPS enforceable against FJPS in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the enforceability of specific remedies.

                  Section 3.2. Organization of the Company. The Company is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing in the states listed in Schedule 3.2, such states being each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company has the requisite partnership power and authority to own its properties and to conduct its business as presently conducted. Schedule 3.2 includes true and correct copies of the Certificate of Limited Partnership and the Partnership Agreement as in effect on the date of this Agreement.

                  Section 3.3. Capitalization of the Company; Title to the Equity. The partnership equity of the Company is as follows: (i) the LP Interest, which, except as set forth on Schedule 3.3, is owned solely by FJPS, and (ii) the GP Interest, which is owned solely by JPSGP. The Company has no other partners other than FJPS and JPSGP. FJPS will have at the Closing valid and marketable title to the LP Interest, free and clear of any Liens, except those arising under this Agreement and the Partnership Agreement. JPSGP will have at the Closing valid and marketable title to the GP Interest, free and clear of any Liens, except those arising under this Agreement and the Partnership Agreement.

                  Section 3.4. No Conflict or Violation; Consents. Except as set forth on Schedule 3.4, neither the execution and delivery of this Agreement by Sellers, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms and compliance with the provisions hereof, will (a) conflict with or result in a breach of or a default (or in an occurrence which with the lapse of time or action by a third party, or both, could result in a default) with respect to any of the terms, conditions or provisions of, (b) result in the termination of, accelerate the performance required by, (c) result in the creation of any Lien upon the assets of the Company in connection with,
(d) impair Sellers' ability to consummate the transactions contemplated hereby,
(e) require any filing with or approval of any Person, including without limitation any Governmental Agency arising out of, or (f) give rise to any right of termination or renegotiation, or purchase or offer right, under: (x) any statute, rule, regulation, code, order, writ or decree of any Governmental Agency applicable to Sellers or the Company, (y) the certificate of limited partnership or partnership agreement of FJPS or JPS Automotive L.P. or the certificate of incorporation or by-laws of JPSGP, or (z) any Contract, Lease, Permit or other instrument to which the Company or any Seller is a party or subject or by which any of Sellers' or the Company's properties or assets are bound, except in the cases of clauses (x) and (z) for those conflicts, breaches, defaults, terminations, or accelerations, which individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or materially impair the ability of Sellers to consummate the transactions contemplated by this Agreement; provided, however, that no representation or warranty is made hereby by Sellers with respect to the effect of antitrust laws or regulations. No consent, approval, or authorization of, or registration or filing with, any Governmental Agency is required to be obtained or made by or with respect to Sellers in connection with the execution and delivery of this Agreement by Sellers or the performance by Sellers of the transactions contemplated hereby to be performed by them, except for such of the foregoing
(i) as are listed or described on Schedule 3.4 or (ii) which, if not so obtained or made, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  Section 3.5.  Subsidiaries and Investments.

                  (a) Except as set forth on Schedule 3.5, the Company does not own any stock of, or any equity participation in, any Person (other than those held by Employee Benefit Plans or acquired in connection with the settlement of outstanding accounts receivable subsequent to the date hereof).

                  (b) Each of Cramerton Management Corporation ("CMC"), JPS Automotive Products Corp. ("JAPC") and JPS Mexico Corp. ("JMC"), is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted. Cramerton is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite partnership power to carry on its business as it is now being conducted. Each of CMC, JAPC, JMC, and Cramerton is duly qualified as a foreign corporation or limited partnership, as the case may be, to do business and is in good standing in each jurisdiction where the character of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (c) All of the outstanding shares of capital stock or limited partnership interests, as the case may be, of CMC, JAPC, JMC, and Cramerton are duly authorized, validly issued, fully paid, and non-assessable, and those shares of capital stock and limited partnership interests owned by the Company and set forth on Schedule
         3.5 are owned free and clear of any Lien other than as set forth on
         Schedule 3.5.

                  (d) Except as set forth on Schedule 3.5, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character (i) evidencing the right to purchase or subscribe for any shares of capital stock or limited partnership interests, as the case may be, of CMC, JAPC, JMC, and Cramerton owned by the Company and set forth on Schedule
         3.5 or (ii) obligating any of CMC, JAPC, JMC, or Cramerton to issue any additional shares of its respective capital stock or limited partnership interests, as the case may be.

                  (e) Enjema is a limited liability variable stock corporation (sociedad anUnima de capital variable) incorporated and existing pursuant to the laws of Mexico. Fifty percent of the outstanding shares of capital stock of Enjema is owned by JMC free and clear of any Lien. There are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character evidencing the right to purchase or subscribe for any shares of capital stock of Enjema owned by JMC. No Seller Entity nor any Subsidiary of any Seller Entity (other than Enjema itself or JMC) has any liability or obligation, whether arising by law, by Contract or otherwise, for any liability or obligation of Enjema or JMC. JMC has no assets other than its interest in Enjema.

                  Section 3.6. Financial Statements; Closing Date Liability to Sellers.

                  (a) The audited balance sheet of the Company at December 31, 1995 (the "Balance Sheet"), and related statement of income, retained earnings and cash flow for the periods then ended and the notes thereto, (i) are included as Schedule 3.6(a), (ii) were prepared in accordance with GAAP, consistently applied, and (iii) present fairly the financial condition and the results of operations of the Company as of the dates and for the periods indicated thereon.

                  (b) The unaudited balance sheet as of the Interim Balance Sheet Date (the "Interim Balance Sheet"), and the related income statement for the period then ended (collectively, the "Interim Financial Statements"), included as Schedule 3.6(b) were prepared in accordance with GAAP, consistently applied, and present fairly the financial condition and the results of operations of the Company as of the dates and for the periods indicated thereon, subject to normal year-end adjustments. To the Knowledge of Sellers, the Interim Financial Statements included all adjustments, consisting solely of normal recurring accruals, necessary for a fair presentation of the Company's consolidated financial position and results of operations.

                  (c) As of the Closing, the Company will have no Liabilities to any Parent Entity, other than (i) as set forth on Schedule 3.14 which are either reflected in full on the Closing Date Balance Sheet or are not required under GAAP to be so reflected, (ii) the SMT License Agreement and the Cramerton Supply Agreement, and (iii) as reflected in full in the Closing Date Balance Sheet.

                  (d) The $8.4 million account payable to FII reflected in Note 3 to the Interim Balance Sheet arose out of purchases of goods by FII on behalf of the Company in the ordinary course of business of the Company ("Intracompany Trade Payables") and the matters comprising such item consist of accounts payable by the Company to FII which are identical to corresponding accounts payable by FII to unrelated third parties, except as otherwise expressly permitted under the Supply Agreement, dated as of June 28, 1994, between FII and the Company.

                  (e) The warranty reserve reflected on the Interim Balance Sheet is comprised of the matters set forth in Schedule 3.6(e).

                  Section 3.7. Undisclosed Liabilities. As of the Interim Balance Sheet Date and the Closing Date, the Company has and will have no material Liabilities, except for Liabilities: (a) reflected or reserved for on the Interim Balance Sheet or the Closing Date Balance Sheet, as the case may be,
(b) relating to performance obligations, under Leases, Contracts and Permitted Liens in accordance with the terms and conditions thereof which are not required by GAAP to be reflected on the Interim Balance Sheet or the Closing Date Balance Sheet, as the case may be, (c) constituting Costs of Remediation, (d) arising out of or in connection with any claim by the ultimate retail purchaser of any of the Company's Products resulting from an alleged defect in the design or manufacture of any Product, or any alleged failure to warn with respect to any Product, (e) as specifically disclosed in the SEC Reports, (f) constituting Taxes, or (g) as set forth on Schedule 3.7.

                  Section 3.8. Accounts Receivable. All accounts receivable reflected on the Interim Balance Sheet, and all accounts receivable arising subsequent to the Interim Balance Sheet Date, have or will have arisen in the ordinary course of business of the Company. All items that are required by GAAP to be reflected as accounts receivable on the Interim Balance Sheet and on the Closing Date Balance Sheet are or will be so reflected and any reserve accounts relating thereto are adequate under GAAP and have been or will have been established in accordance with GAAP, consistently applied.

                  Section 3.9. Inventory. The materials, supplies and work-in-process included in the inventory of the Company as set forth on the Interim Balance Sheet were, and the inventory of the Company at the Closing and reflected on the Closing Date Balance Sheet will be, as the case may be, (a) substantially equivalent in quality and quantity, subject to seasonality, to the materials, supplies and work-in-process, and additions thereto, generally included in such inventory in the past; (b) suitable for the manufacture and distribution of the Company's products in a manner substantially equivalent in quality to that achieved generally by the Company in the past and (c) valued in accordance with GAAP, consistently applied, subject, in each case, to all reserves reflected in the Interim Balance Sheet with respect to such inventory existing on the Interim Balance Sheet Date or in the Closing Date Balance Sheet with respect to inventory existing on the Closing Date. Such reserves on the Interim Balance Sheet are, and on the Closing Date Balance Sheet will be, adequate under GAAP and are, in the case of the Interim Balance Sheet, or will have been, in the case of the Closing Date Balance Sheet, established in accordance with GAAP, consistently applied.

                  Section 3.10. Material Adverse Effect. Other than changes resulting from (a) general economic conditions, (b) conditions affecting the automotive carpet and textile industry generally, (c) changes in any applicable law, rule, regulation, statute, or interpretation thereof, or (d) as set forth in Schedule 3.10, since the Interim Balance Sheet Date, there has not been any Material Adverse Effect, nor have any events occurred nor do any circumstances exist which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Since the Interim Balance Sheet Date, except as set forth on Schedule 3.10, there has not occurred any deterioration in the Company's relationships with its Employees, unions, suppliers or customers, and the Company has not lost or been threatened with the loss of any model or program in each case which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

                  Section 3.11.  Real Property.

                  (a) Schedule 3.11(a) lists all real property owned by the Company (the "Owned Real Property"). The Company has good and marketable title in fee simple to the Owned Real Property free and clear of any Liens other than Permitted Liens.

                  (b) Schedule 3.11(b) contains a list of all leases and subleases, together with any amendments thereto (the "Leases"), with respect to all real property leased by the Company (the "Leased Property"). Each Lease is in full force and effect, the Company has performed all material obligations required to be performed by it to date under each of the Leases and neither the Company nor, to Sellers' Knowledge, any other party thereto is in material default under any of the Leases. Sellers have delivered to Purchaser a copy of each Lease, and all amendments thereto, listed in Schedule 3.11(b), except to the extent otherwise noted therein.

                  (c) Neither of the Sellers is a "foreign person" within the meaning of Section 1445 of the Code.

                  (d) The covenants, easements or rights-of-way affecting the Owned Real Property or Leased Property do not with respect to each Owned Real Property or Leased Property materially impair the Company's ability to use any such Owned Real Property or Leased Property in the operation of the Company's business as presently conducted. There are no pending, or to Sellers' Knowledge, threatened condemnation or similar proceedings affecting the Owned Real Property. To Sellers' Knowledge there are no pending or threatened condemnation or similar proceedings affecting the Leased Property. The Company has access to public roads, streets or the like or valid easements over private streets, roads or other private property for such ingress to and egress from the Owned Real Property (and to Sellers' Knowledge, the Leased Property), except as would not materially impair the Company's ability to use any such Owned Real Property or Leased Property in the operation of the Company's business as presently conducted.

                Section 3.12.  Condition and Compliance of Property.

                  (a) Schedule 3.12(a) contains a list of owned personal property of the Company (excluding Enjema) with an original cost of $25,000 or more as of June 30, 1996. As of such date, the Company owned outright and had good and marketable title to all such personal property subject to no Lien except Permitted Liens and except as set forth on Schedule 3.12(a).

                  (b) Schedule 3.12(b) sets forth the name, parties and date of all personal property leases: (i) under which the Company is the lessee, (ii) under which the annual rent is $25,000 or more, and (iii) which leases are not cancelable (without liability) within 90 days. Except as set forth in Schedule 3.12(b), the Company holds good leaseholds in all of the personal property shown or required to be shown on Schedule 3.12(b) as leased by the Company, in each case under valid and enforceable leases. The Company is not, and to Sellers' Knowledge no other party to any such personal property lease is, in material breach of or default under any lease of any item of personal property listed on Schedule 3.12(b) (and no event has occurred which, with due notice or lapse of time or both, would constitute such a lapse or default).

                  (c) The assets of the Company: (i) in the aggregate are adequate to conduct the operations of the Company in substantially the manner currently conducted, (ii) are suitable for the purposes for which they are currently used, (iii) have been maintained in accordance with the Company's historical practices since December 31, 1995, and
         (iv) are in good condition, ordinary wear and tear excepted.

                  Section 3.13.  Compliance with Laws.

                  (a) Except as set forth on Schedule 3.13(a), the Company has complied with, has not received any notice of violation of, and has no Knowledge of any facts which with or without notice could reasonably be expected to constitute a violation of, any laws, ordinances, rules, regulations, orders, judgments, injunctions, awards or decrees of Governmental Agencies applicable to the Company and its property, including but not limited to Environmental Laws, except for any violation or failure so to comply which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Schedule 3.13(b) sets forth a list of each Permit that is necessary for the operations of the Company as currently or currently proposed to be conducted, the lack of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. All Permits included on Schedule 3.13(b), except as noted therein, are in full force and effect and no proceeding is pending or, to the Knowledge of Sellers, threatened, to revoke or limit any such Permit.

                  Section 3.14. Affiliate Agreements and Liabilities. Except as set forth on Schedule 3.14, there are no written or oral Contracts between the Company and any of the Parent Entities, including, without limitation, any such Contracts relating to the provision of any services by the Company to any such Parent Entity, or by any such Parent Entity to the Company. Other than (w) in the ordinary course of business consistent with past practice (which in the case of transactions with Affiliates will be on an arms' length basis), (x) as expressly permitted by Section 5.1(a), (y) as set forth on Schedule 3.14 or (z) the SMT License Agreement and the Cramerton Supply Agreement, (a) since the Interim Balance Sheet Date, there have been, (b) from the date hereof to the Closing Date there will be, and (c) after the Closing Date there will be, no transactions, agreements or arrangements between the Company and (i) any Parent Entity, (ii) any director or officer of any Parent Entity or (iii) any member of the immediate family of any individual described in clause (i) or (ii) of this sentence.

                  Section 3.15. Contracts. Schedule 3.15 hereto lists all of the Contracts, commitments, arrangements and understandings (other than the Leases or Permitted Liens), which are material to the properties, conduct, operations or financial condition of the Company or are otherwise material. Except as set forth on Schedule 3.15 (and for Leases and Permitted Liens), the Company is not a party to or bound by any: (i) mortgage, indenture, note, or installment obligation, or other instrument for or relating to Indebtedness; (ii) guaranty of any obligation for borrowings or performance, or guaranty or warranty of products or services, excluding endorsements or guaranties of instruments made in the ordinary course of business in connection with the deposit of items for collection, and express product and statutory warranties; (iii) agreement or arrangement for the sale or lease of any of its assets other than in the usual, regular and ordinary course of business; (iv) agreement or other arrangement for the purchase of any real estate, machinery, equipment, or other capital assets in excess of $25,000; (v) Contract pursuant to which it is or may be obligated to make payments, contingent or otherwise, on account of or arising out of prior acquisitions or sales of businesses, assets, or stock of other companies; (vi) distribution, dealership, representative, broker, sales agency, advertising or consulting Contract excepting any such contract that is terminable at will, or by giving notice of 30 days or less, without Liability; (vii) lease or other agreement for the use of personal property with rent in excess of $25,000 per year; (viii) agreement imposing non-competition or exclusive dealing obligations on it; (ix) Contract for the future purchase of materials, supplies, services, merchandise, or equipment parts in excess of $100,000; (x) Contract or agreement for the employment of any stockholder, director, officer, consultant or key employee not terminable without penalty or liability arising from such termination or any severance or change-in-control contract or arrangement; (xi) Contract relating to cleanup, abatement or other actions in connection with environmental liabilities; or (xii) Contract which terminates, accelerates or creates any liability or obligation as a result of this Agreement or any of the transactions contemplated hereby, except in the ordinary course of business; or
(xiii) Contract which (A) involves future payment by or to the Company in excess of $250,000 or (B) is otherwise material to the extent relating to the conduct of the business of the Company. Each Contract listed or required to be listed on
Schedule 3.15 is valid, binding and enforceable against the Company, and to Sellers' Knowledge the other parties thereto in accordance with its terms, and is in full force and effect. The Company has performed all material obligations required to be performed by it to date under each of the Contracts. Except as set forth in Schedule 3.15, neither the Company nor, to Sellers' Knowledge, any other party thereto is in material breach of or default under any Contract to which the Company is a party or by which it is bound or to which its assets are subject (and no event has occurred which, with due notice or lapse of time or both, would constitute such a lapse or default). Sellers have delivered to Purchaser a copy of each Contract or other written evidence of the obligations, and all amendments thereto, listed or required to be listed in Schedule 3.15, except to the extent otherwise noted thereon.

                  Section 3.16. Intellectual Property. Schedule 3.16 contains a list of all applications and registrations for material Intellectual Property (other than know-how, non-customized computer software, and customer lists) which the Company owns or has used in connection with, or which relates to, its business. Except as set forth in Schedule 3.16, the Company either owns or has the right to use by license, sublicense, agreement, or permission all of the Intellectual Property set forth on Schedule 3.16, and in the case of patents and license agreements for the term set forth on Schedule 3.16. Except for Purchaser pursuant to this Agreement or as otherwise set forth in Schedule 3.16, the Company has not granted a license, nor reached an understanding with any third party, nor entered into a written agreement, relating in whole or in part, to any of the Intellectual Property, and to Sellers' Knowledge since June 28, 1994, there has been no assertion thereof by any Person that has not been fully withdrawn. Except as noted in Schedule 3.16, the Company has not been charged with nor to the Knowledge of Sellers is it threatened to be charged with, the infringement or other violation of the intellectual property rights of any other Person.

                  Section 3.17. Labor Relations. Except as set forth on Schedule 3.17, the Company is not a party to any collective bargaining agreement covering Employees, there are no controversies or unfair labor practice proceedings pending or, to Sellers' Knowledge, threatened between the Company and any of its current or former Employees or any labor or other collective bargaining unit representing any current or former Employee of the Company that could reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect. To Sellers' Knowledge, except as set forth on Schedule 3.17, no organizational effort is presently being made or to the Knowledge of Sellers, threatened by or on behalf of any labor union.

                  Section 3.18.  Employee Benefits.

                  (a) Schedule 3.18(a) sets forth all Employee Benefit Plans and all other employee benefit arrangements or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company is obligated to contribute for Employees or Former Employees. Each of the employee benefit plans, practices and arrangements set forth on
         Schedule 3.18(a) shall hereafter be referred to as a "Plan" (or "Plans" as the context may require).

                  (b) Except with respect to any Multiemployer Plan, copies of the following documents, with respect to each of the Plans as applicable, have been delivered or made available to Purchaser by
         Sellers: (i) all plan and related trust documents, and amendments thereto; (ii) the most recent IRS Form 5500; (iii) the last IRS determination letter; (iv) summary plan descriptions; and (v) the most recent actuarial report.

                  (c) Except as set forth on Schedule 3.18(c), none of the Plans is a Multiemployer Plan. Neither the Company nor any ERISA Affiliate has incurred any liability resulting from a complete or partial withdrawal from any Multiemployer Plan, and none of them has incurred, or is reasonably likely to incur, any liability due to the termination or reorganization of a Multiemployer Plan which has not been satisfied in full, and to the Knowledge of Sellers, no event has occurred that would subject the Company or any ERISA Affiliate to any such liability.

                  (d) Neither the Company nor any ERISA Affiliate has incurred, or is reasonably likely to incur, any liability under Section 4062, 4063 or 4064 of ERISA to the PBGC or to a trustee appointed under
         Section 4042 of ERISA with respect to any Single-Employer Plan, and to the Knowledge of Sellers, no event has occurred that would subject the Company or any ERISA Affiliate to any such liability. All premiums due the PBGC with respect to all Single-Employer Plans maintained by the Company and its ERISA Affiliates have been timely paid. Neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA. Except as set forth on Schedule 3.18(d), there has been no "reportable event", within the meaning of
         Section 4043 of ERISA, with respect to any Single-Employer Plan maintained by the Company or its ERISA Affiliates which would require the giving of notice to the PBGC. No Single-Employer Plan maintained by the Company or its ERISA Affiliates has incurred an accumulated funding deficiency within the meaning of Section 412 of the Code.

                  (e) Except with respect to any Multiemployer Plan, each Plan complies with, and has been established, operated and administered in accordance with its terms and the requirements of, ERISA, the Code and other applicable laws, except for any failures to comply that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  (f) Except with respect to any Multiemployer Plan, there are no material pending or, to Sellers' Knowledge, threatened claims by or on behalf of any Plan (other than routine claims for benefits).

                  (g) Neither the Company nor any ERISA Affiliate has incurred any liability for any tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA with respect to any Plan.

                  (h) With respect to each Plan that is a Single Employer Plan, the most recent actuarial report prepared by the Plan's actuary, using the actuarial methods and assumptions contained in such report, fairly presents the fair market value of the assets of each such Plan and the present value of the liabilities in respect of the benefits accrued under each such Plan, and since the date of such actuarial report there has been no material adverse change in the funded status of any such Plan after taking into account the additional accrual of benefits by participants since the date of such actuarial report through the Closing Date.

                  (i) Each Plan which is intended to qualify under Section 401(a) of the Code has received an IRS determination letter concluding that such Plan so qualifies in form, and no amendment has been adopted or action been taken that, to the Sellers' Knowledge, would cause such Plan to lose its qualified status.

                  (j) Except as set forth on Schedule 3.18(j) or as may be required under Section 4980B of the Code, Section 601 of ERISA or other applicable foreign, state or local law, the Company does not have any Liability for post-retirement medical or life insurance benefits or coverage for any Employee or Former Employee or any dependent of any such employee. The reserve reflected in the Closing Date Balance Sheet will be adequate in accordance with GAAP for the payment or provision of all such benefits.

                  (k) Except as set forth on Schedule 3.18(k), the consummation of the transactions contemplated by this Agreement will not result in any increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by the Company to or in respect of any Employee or Former Employee or the beneficiary or dependent of any such employee under any Plan.

                  Section 3.19. Insurance. Schedule 3.19 sets forth a list of all material current and past insurance policies providing coverage for the properties or operations or Liabilities of the Company since June 28, 1994, the type and amount of coverage, and the expiration dates of the policies. Such policies are valid and enforceable in accordance with their terms, are in full force and effect and insure against risk and liabilities to the extent and in the manner deemed appropriate and sufficient by the Company. As of the date of this Agreement, no insurance policy aggregates, limits or maximums have been reached or exceeded, and no insurance carrier has been declared insolvent, for policies providing coverage for the properties, operations or Liabilities of the Company since June 28, 1994. The Company has not received notice from any insurance carrier: (i) threatening a suspension, revocation, modification or cancellation of any current insurance policy or a material increase in any premium in connection therewith, or (ii) informing the Company that any current coverage listed or required to be listed on Schedule 3.19 will or may not be available in the future on substantially the same terms as now in effect.

                  Section 3.20. Litigation. Except as set forth in Schedule 3.20, there are no actions, causes of action, claims, suits, or proceedings pending or, to the Knowledge of Sellers, threatened against the Company at law, in equity, in admiralty, or otherwise before or by any Governmental Agency or any other Person, which (i) seeks to restrain or enjoin the consummation of the transactions contemplated hereby or (ii) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Except as set forth in
Schedule 3.20, the Company is not subject to, or in default with respect to, any order, writ, injunction, or decree of any Governmental Agency, which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

                  Section 3.21. Environmental Matters. Except as set forth on
Schedule 3.21: (i) the Company is, and since June 28, 1994 has been, and to Sellers' Knowledge, prior to June 28, 1994 was, in compliance with all Environmental Laws except for any noncompliance resulting in Damages of less than $20,000 individually or in the aggregate; (ii) the Company has no Liability, whether contingent or otherwise, under any Environmental Law except for any Liability resulting in Damages of less than $20,000 individually or in the aggregate; (iii) no request for information, notice, Governmental Agency inquiry, demand letter, notice of violation or alleged violation of, non-compliance or alleged non-compliance with or any Liability under, any Environmental Law by or relating to operations or properties of the Company has been received by or threatened in writing against the Company since June 28, 1994, or, to Sellers' Knowledge, before June 28, 1994; (iv) the Company has not entered into or been subject to, and is not currently a party or respondent to, any administrative, civil or criminal writs, injunctions, decrees, orders, or judgments outstanding, or any administrative, civil or criminal actions, suits, proceedings or investigations pending or, to Sellers' Knowledge, threatened, relating to any Environmental Law affecting the Company; (v) the Company has obtained and has in full force and effect, or as set forth on Schedule 3.13(b), has applied for and reasonably expects to obtain, all Permits required under any Environmental Law for the activities and operations of the Company on the Owned Real Property or Leased Property and for any alterations or improvements existing at such property at any time since June 28, 1994; (vi) as of the date of this Agreement, no changes in Environmental Law proposed, contemplated or under consideration by a Governmental Agency will to Seller's knowledge subject the Company to Liability in excess of $20,000 individually or in the aggregate or cause a Material Adverse Effect, (vii) except as set forth in the 1994 Acquisition Agreement, the Company has neither expressly nor by operation of law, assumed or undertaken any liability, including without limitation any obligation for Costs of Remediation of any other Person, (viii) the Company has not, and Sellers have no Knowledge of any other Person who has, caused any Release or threatened Release of any Hazardous Material on, in, under, or from the Owned Real Property or Leased Property nor does Seller have knowledge of any such Release, except for any Release resulting in Damages of less than $20,000 individually or in the aggregate, (ix) the Company has not received any written or, to Sellers' Knowledge, other communication indicating or claiming potential liability for response costs, Damages, or remediation with respect to a Release or threatened Release of any Hazardous Material; (x) the Company is not subject to any cleanup, remediation, monitoring or corrective action liability or requirement under any Environmental Law; (xi) the Company has not arranged for the disposal of any Hazardous Material at, or transported any Hazardous Material to, any site from which, to the Sellers' Knowledge, there exists a Release or threat of Release of any Hazardous Material; (xii) no Lien has been or with the passage of time and or the giving of notice could reasonably be expected to be imposed on the property of the Company by any Governmental Agency under any Environmental Law or in connection with any Hazardous Material; (xiii) to Sellers' Knowledge none of the Owned Real Property or Leased Property (and any buildings, structures, fixtures or materials on such real property) (1) contains or includes any friable asbestos, polychlorinated biphenyls, or any underground storage tanks, piping, or sumps (or other underground structures which contain Hazardous Material), (2) is included or proposed for inclusion on the National Priorities List or any similar list maintained under any Environmental Law, (3) constitutes a habitat for any species designated as threatened or endangered pursuant to the Endangered Species Act, or (4) contains any wetlands subject to regulation under the Federal Water Pollution Control Act or any other Environmental Law; and (xiv) to Sellers' Knowledge the Company is not required to give notice of or record or deliver to any Governmental Agency an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

                  Section 3.22.  Tax Matters.

                  (a) Except as set forth on Schedule 3.22 hereto, (i) the Seller Entities have filed (or joined in the filing of), or will file (or join in the filing of), all Tax Returns required to be filed under applicable law prior to the Closing Date that relate to any material Taxes of the Seller Entities; (ii) as of the time of such filing, the Seller Entities have paid all Taxes shown to be due and payable on such Tax Returns and, as to any such Tax Returns not filed as of the date hereof, will pay all Taxes shown to be due and payable thereon; (iii) the Seller Entities have made or will make adequate provision for all material Taxes payable for any periods that end on or before the Closing Date for which no Tax Returns have yet been filed and for any periods that begin before the Closing Date and end after the Closing Date (a "Straddle Period") to the extent such Taxes are attributable to the portion of any such period ending at the Closing Date; (iv) none of the Seller Entities has given or requested any waivers of statutes of limitation in respect of any Tax Returns nor has any Seller Entity agreed to any extension of time with respect to any Tax assessment or deficiency; (v) no material claim for assessment or collection of Taxes has been asserted against any Seller Entity and no Seller Entity is a party to (or has been informed that it may become a party to) any pending action, proceeding or investigation by any Governmental Agency for the assessment or collection of any such Taxes; (vi) none of the Seller Entities has granted or received any extension of the limitation period applicable to any Tax; (vii) except as otherwise permitted pursuant to Section 6.12, each of the Company and Cramerton is and has been since June 28, 1994 a "partnership" within the meaning of Section 7701(a)(2) of the Code; (viii) the Seller Entities (other than Cramerton or any Seller Entity that is a corporation for Federal income tax purposes) has not made an election under Section 754 of the Code;
         (ix) except for the 1994 Acquisition Agreement, none of the Seller Entities is a party to any agreement, whether written or unwritten, providing for the payment of Tax liabilities, payment for Tax losses, entitlements to refunds or similar tax matters; (x) no security interests have been imposed upon or asserted against any assets of any Seller Entity as a result of or in connection with any failure or alleged failure, to pay any Tax; (xi) no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of any Seller Entity;
         (xii) since June 28, 1994, no claim has been made by a Governmental Agency in a jurisdiction where any Seller Entity does not currently file Tax Returns that it is or may be subject to taxation by that jurisdiction, nor is any Seller Entity aware that any such assertion of jurisdiction is threatened; (xiii) no Seller Entity has filed a consent under Section 341(f) of the Code; (xiv) no Seller Entity has requested any extension of time within which to file any Tax Return which Tax Return has not been filed; and (xv) no Seller Entity has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (b) Sellers have delivered to Purchaser copies of all federal income Tax Returns (redacted as appropriate to exclude any information not related to any of the Seller Entities), examination reports, closing agreements and statements of deficiencies assessed against or agreed to by any Seller Entity since June 28, 1994. Schedule 3.22 lists all federal, state, local and foreign income Tax Returns filed with respect to each Seller Entity for taxable periods ended on or after June 28, 1994, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit.

                  (c) No Seller Entity is a party to any agreement that is or may be characterized as a lease under the safe-harbor leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 that would result in any asset being treated as owned by another person. None of the assets of the Seller Entities is tax exempt use property within the meaning of Section 168(h) of the Code or tax-exempt bond financed property within the meaning of Section 168(g)(5) of the Code.

                  (d) All Seller Entities have withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

                  Section 3.23. Interim Operations. Since the Interim Balance Sheet Date, the Company has operated in the ordinary course, except as set forth on Schedule 5.1, consistent with past practices, and except as set forth in
Schedule 3.23 the Company has not: (i) incurred or become subject to, or agreed to incur or become subject to, any material obligation or Liability, except in the ordinary course of business, consistent with past practice or as contemplated by this Agreement; (ii) mortgaged or pledged any of its assets, tangible or intangible, except for Permitted Liens; (iii) sold or transferred or agreed to sell or transfer any of its assets, or canceled or agreed to cancel any debts or claims except in the ordinary course of business, consistent with past practice; (iv) suffered any extraordinary losses or, except in the ordinary course of business consistent with past practice, waived any material rights;
(v) increased the rate of compensation payable by it to any of its executive officers or to any employee, whose current total annual compensation or estimated annual compensation from the Company is $100,000 or more ("Significant Employee"), over the rate being paid or accrued to them as of the Interim Balance Sheet Date except in accordance with its prior practices or employment agreements; (vi) terminated any contract, agreement, license, or other instrument to which it is a party except in the ordinary course of business, consistent with past practice; (vii) made or agreed to make any accrual or arrangement for or payment of bonuses or special compensation of any kind to any of its executive officers or Significant Employees; or general increase in the salary or bonus payable or to become payable by the Company to any other salaried employees or to hourly employees (other than (x) pursuant to existing collective bargaining agreements, and (y) increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof); (viii) entered into any agreement, written or oral, providing for the employment of any senior executive of the Company or any severance or termination benefits payable or to become payable by the Company to any senior executive of the Company; (ix) taken any action which would have constituted a breach of any negative covenant of Sellers set forth in Article V or VI if such negative covenant had applied since the Interim Balance Sheet Date; or (x) suffered any shortages of materials or supplies or any casualty that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

                  Section 3.24. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Sellers without the intervention of any other Person (other than Donaldson, Lufkin & Jenrette Securities Corporation and Lazard FrEres & Co. LLC the fees and expenses of which will not be reflected on the Closing Date Balance Sheet) acting on its behalf in such manner as to give rise to any valid claim by any such Person against the Company or Purchaser for a finder's fee, brokerage commission or other similar payment based on an arrangement with Sellers. Sellers covenant that they shall pay the fees and expenses of Donaldson, Lufkin & Jenrette Securities Corporation and Lazard FrEres & Co. LLC, if any, arising out of the transactions contemplated by this Agreement.

                  Section 3.25. Product Liability. Except as disclosed in
Schedule 3.25, (i) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature by or before any Governmental Agency against or involving any product, substance or material (collectively, a "Product"), or class of claims or lawsuits involving a Product manufactured, produced, distributed or sold by or on behalf of the Company which is pending or, to Sellers' Knowledge, threatened, on behalf of the ultimate retail purchaser of any Product, resulting from an alleged defect in design, manufacture, materials or workmanship of any Product manufactured, produced, distributed or sold by or on behalf of the Company, or any alleged failure to warn, or from any breach of express or implied specifications or warranties or representations (a "Product Claim"), and (ii) there has not been, nor is there under consideration or investigation by the Company, any Product recall, rework, retrofit or post-sale warning (collectively, recalls, reworks, retrofits and post-sale warnings are referred to in this Agreement as "Recalls") conducted by or on behalf of the Company concerning any Products manufactured, produced, distributed or sold by or on behalf of the Company or, to the Knowledge of Sellers, any Recall conducted by or on behalf of any entity as a result of any alleged defect in any Product supplied by the Company. Except as disclosed in Schedule 3.25, there is no Product Claim pending or, to Sellers' Knowledge threatened, on behalf of a customer of the Company or any Governmental Agency which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

                  Section 3.26. SEC Reports. Sellers have furnished Purchaser true and correct copies (with exhibits) of each of the SEC Reports. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent filing with the SEC prior to the date hereof. Since June 1, 1994, the Company has filed with the SEC all reports and registration statements and all other filings required to be filed by the Company with the SEC under the rules and regulations of the SEC.

                  Section 3.27. Books and Records of the Company. The Company has made available to Purchaser and its directors, officers, attorneys, accountants and representatives true and correct copies of all agreements, documents and other items listed on the Schedules to this Agreement and all books and records of the Company. The books and records of the Company accurately reflect in reasonable detail the transactions to which the Company is a party or by which its properties are bound in accordance with GAAP.

                  Section 3.28. 1994 Acquisition Agreement. Sellers have previously furnished to Purchaser copies of all notices, claims and other correspondence under the 1994 Acquisition Agreement (collectively, the "Prior Notices"). As of the date of this Agreement, there are no pending or, to Sellers' Knowledge, threatened claims arising under or with respect to the 1994 Acquisition Agreement not included in the Prior Notices.

                  Section 3.29. No Material Misstatements. None of the representations or warranties of Sellers contained herein and none of the information contained in the Schedules hereto furnished by Sellers is false or misleading in any material respect or omits to state a material fact necessary to make the statements herein or therein not misleading in any material respect.

                  Section 3.30.  Certain Matters Regarding the Senior Notes.

                  (a) The Company's 11-1/8% Senior Notes, due 2001, constitute "Existing Indebtedness", as such term is defined in the Indenture, dated as of June 28, 1994, by and among JPS Automotive Products Corp., as Issuer, JPS Automotive L.P., as Issuer, and Fleet National Bank of Connecticut (formerly known as Shawmut Bank Connecticut, National Association), as amended (the "Senior Note Indenture").

                  (b) There is no Default (as such term is defined in the Senior
         Note Indenture) existing under the Senior Note Indenture (other than any Default arising out of the requirement or failure of the Company to take any action after the Closing) or any litigation alleging such a Default.

                  Section 3.31. No Seiren Right of First Refusal. In connection with the consummation of the purchase and sale of the Equity contemplated by this Agreement:

                  (a) Seiren U.S.A. Corporation does not have a right of first refusal pursuant to Section 3.2 of that certain Partner Interest Purchase Agreement dated as of December 2, 1991, by and among JPS Automotive Products Corp., Cramerton Management Corp., Seiren U.S.A. Corporation and Seiren Automotive Textile Corporation, as amended and supplemented; and

                  (b) Seiren Co. Ltd. does not have a right of first refusal pursuant to Section 1.2 of that certain Stockholders Agreement dated as of December 2, 1991, by and among JPS Textile Group, Inc., Cramerton Management Corp., and Seiren Co. Ltd., as amended and supplemented.

                  Section 3.32. Disclaimer of Additional Representations and Warranties; Schedules.

                  (a) Except as expressly set forth in this Agreement, the Schedules and Exhibits hereto, and any other certificate or instrument delivered pursuant to the terms hereof or thereof, Sellers make no representation or warranty, including, with respect to the Company, or its operations, assets, Liabilities, or conditions, including, any representation or warranty of merchantability, suitability or fitness for a particular purpose, or quality as to the assets of the Company, or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, any item disclosed on any one Schedule shall be deemed to be disclosed on each Schedule, where relevant, provided that a specific cross-reference is made in the relevant Schedule. Any information included in the SEC Reports shall be deemed to be included in the Schedules to the extent a specific cross-reference is made in the applicable Schedule. Disclosure of an item in any Schedule shall not be deemed to be an admission that such item is material.

                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to Sellers as follows:

                  Section 4.1. Authority of Purchaser. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement, the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser, and this Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies. Purchaser has the requisite corporate power and authority to own its properties and to carry on the business presently being conducted by it.

                  Section 4.2. No Conflict or Violation. Except as referenced in
Section 8.9, neither the execution and delivery of this Agreement by Purchaser, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms and compliance with the provisions hereof will conflict with or result in a material breach of or a material default (or in an occurrence which with the lapse of time or action by a third party, or both, could result in a material default) with respect to any of the terms, conditions or provisions of any applicable order, writ or decree of any court or of any Governmental Agency, applicable to Purchaser, or of the Certificate of Incorporation or By-Laws of Purchaser, or of any indenture, contract, agreement, lease, or other instrument to which Purchaser is a party or subject or by which Purchaser or any of its properties or assets are bound, or of any applicable statute, rule, or regulation to which Purchaser or its businesses is subject, except for those conflicts, breaches, defaults, terminations, or accelerations, which individually or in the aggregate could not reasonably be expected to have a material adverse effect on Purchaser or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement; provided, however, that no representation or warranty is made hereby by Purchaser with respect to the effect of antitrust laws or regulations.

                  Section 4.3. Litigation. There are no actions, causes of action, claims, suits, proceedings, orders, writs, injunctions or decrees pending or, to the actual knowledge, after reasonable inquiry, of the executive officers of Purchaser, threatened against Purchaser at law, in equity, in admiralty or otherwise, or before or by any Governmental Agency, which seeks to restrain or enjoin the consummation of the transactions contemplated hereby.

                  Section 4.4. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against Sellers or their Affiliates (other than, after the Closing, the Company) for a finder's fee, brokerage commission or other similar payment based on an arrangement with Purchaser.

                  Section 4.5. Investment Intent; Status. The Equity will be acquired hereunder solely for the account of Purchaser for investment, and not with a view to the resale or distribution thereof in violation of the Securities Act of 1933, as amended, subject to the right of the Purchaser and any such designees to sell, assign, transfer or distribute any or all of the Equity to any corporation which is an Affiliate of the Purchaser. Purchaser is an "accredited investor" within the mean of Regulation 501 promulgated under the Securities Act of 1933, as amended.

                  Section 4.6. Disclaimer of Additional Representations and Warranties Except as expressly set forth in this Agreement and the Exhibits hereto, and any other certificate or instrument delivered pursuant to the terms hereof or thereof, Purchaser makes no representation or warranty.

                                   ARTICLE V.
                          CERTAIN COVENANTS OF SELLERS

         Each of Sellers covenants with Purchaser that from and after the date hereof through the Closing Date (except as provided in Section 6.12 hereof, as expressly set forth in Schedule 5.1, or as consented to or approved by Purchaser in writing):

                  Section 5.1. Conduct of Business. Sellers shall (x) cause the Company and each Subsidiary which the Company controls, and (y) not affirmatively consent to any action which would cause or permit Enjema not:

                  (a) to operate in the ordinary course, in accordance with past practices, except for payment of intercompany items, the existence of which would otherwise violate Section 3.6 or 3.14;

                  (b) to use commercially reasonable efforts to keep available generally the services of its present officers and employees, and preserve generally the present relationships with Persons having business dealings with it;

                  (c) to not make any sale, assignment, transfer, abandonment, or other conveyance of any of its assets or any part thereof in each case having a book value of $25,000 or more or a fair market value in excess of $100,000, except (i) transactions pursuant to existing Contracts set forth in Schedule 3.15 and (ii) dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

                  (d) to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof; after the Closing, policies held by the Parent Entities will not be available to cover occurrences (in the case of occurrence-based policies) occurring, or claims made (in the case of claims-made-based policies), after the Closing Date;

                  (e) to not settle, release or forgive any material claim or litigation or waive any material right;

                  (f) to not make, change or revoke, or permit to be made, changed or revoked, without the consent of Purchaser any material election or method of accounting with respect to Taxes affecting or relating to any of the Seller Entities;

                  (g) to not enter into, or permit to be entered into, without the consent of Purchaser any closing or other agreement or settlement with respect to Taxes affecting or relating to any of the Seller Entities;

                  (h) to not grant any increase in the salary or other compensation of any Significant Employee;

                  (i) to not enter into any employment Contract with any director, executive officer or Significant Employee of the Company or any of its Subsidiaries or make any loan to, or enter into any material transaction of any other nature with, any director, executive officer or Significant Employee of the Company or any of its Subsidiaries;

                  (j) to not acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets having a book value in excess of $25,000 or a fair market value in excess of $100,000 other than in the ordinary course of business;

                  (k) to inform the Purchaser of (i) any loss or threat of loss of any automotive program, (ii) any material development in any organizational effort on behalf of any labor union set forth on
         Schedule 3.17, (iii) changes in Environmental Law proposed, contemplated or under consideration by a Governmental Agency which will to Sellers' knowledge subject the Company to Liability in excess of $20,000 individually or aggregate or cause a Material Adverse Effect, or (iv) any material discussion or development of the amendment, termination or renewal of the lease identified as Item 3 on Schedule 3.12(b); provided, however, that notwithstanding anything to the contrary contained in this Agreement, any breach of this Section 5.1(k) shall be deemed to be a breach of representation and warranty and not a breach of covenant; and

                  (l) to use commercially reasonable efforts to inform Purchaser of (i) all material insurance policies providing coverage for the properties or operations or Liabilities of the Company prior to June 28, 1994 of which Seller has Knowledge, (ii) the type and amount of coverage, and the expiration dates of such policies, and (iii) whether, with respect to such policies, the insurance policy aggregates, limits or maximums have been reached or exceeded, and whether the insurance carrier has been declared insolvent; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any breach of this Section 5.1(l) shall be deemed to be a breach of representation and warranty and not a breach of covenant.

                  Section 5.2.  Information and Access.

                  (a) Sellers shall permit and cause the Company and its Subsidiaries to permit representatives of Purchaser to have reasonable access during normal business hours, and in a manner so as not to interfere with the normal operations of the Company and its Subsidiaries, to all premises, properties, personnel, accountants, books, records, contracts and documents of the Company and its Subsidiaries. Purchaser and each of its representatives shall treat and hold as confidential such information in accordance with the terms and provisions of that certain Confidentiality Agreement, entered into as of January 17, 1996, between Purchaser and Sellers, which Confidentiality Agreement shall remain in full force and effect until the Closing Date, whereupon such Confidentiality Agreement will terminate without further action.

                  (b) Purchaser shall indemnify, defend and hold harmless Sellers, the lessors under the Leases and their respective Affiliates from and against any and all claims, demands, causes of action, losses, damages, Liabilities, cost and expenses (including, without limitation, attorneys' fees and disbursements), suffered or incurred by such Persons in connection with (i) Purchaser's and/or Purchaser's representatives' entry upon the Owned Real Property or Leased Property, or (ii) any and all other activities undertaken by Purchaser or Purchaser's representatives with respect to the Owned Real Property or Leased Property pursuant to this Section 5.2.

                  Section 5.3. Confidentiality Agreements. At the Closing, Sellers will take all such commercially reasonable actions as may be required to assign to the Company the benefits of all confidentiality agreements relating to the possible sale of the Company or any division or Subsidiary thereof.

                  Section 5.4. Certain Environmental Covenants67. Upon reasonable request, Sellers shall promptly respond to Purchaser's requests for information, and make available to Purchaser copies of all documents, records and correspondence in their possession or control (or available to Sellers, if unavailable to Purchaser) relating to the compliance by the Company with Environmental Laws or to the release or threat of release of Hazardous Materials in connection with the ownership or operation of the Company, any of its Subsidiaries, or any predecessor of either, whether generated by Sellers or others, including, without limitation, environmental audits, environmental risk assessments, or site assessments of the Owned Real Property or Leased Property, documentation regarding off-site or on-site disposal of Hazardous Materials, spill control plans, and environmental agency reports and correspondence. Prior to the Closing Date, Purchaser shall have the right to inspect and investigate the Leased Property and Owned Real Property. The scope of the investigation shall not include any sampling, monitoring, testing, soil borings, well or wellpoint installation, or any other physical testing of the indoor or outdoor environment unless agreed to in writing by Seller at Seller's sole discretion; provided, however, Purchaser shall be permitted to sample existing groundwater wells at the Leased Property and the Owned Real Property.

                                   ARTICLE VI.
                        CERTAIN COVENANTS AND AGREEMENTS

                  Section 6.1.  Hart-Scott-Rodino and Other Filings.

                  (a) As promptly as practicable, and in any event within ten Business Days following the execution and delivery of this Agreement by the parties, Sellers and Purchaser shall each prepare and file, or shall cause its "ultimate parent" (as defined in the HSR Act) to prepare and file, any required notification and report form under the HSR Act, in connection with the transactions contemplated hereby, the filing fees for which shall be borne by Purchaser. Sellers and Purchaser shall, or shall cause their ultimate parents to, request early termination of the waiting period thereunder.

                  (b) Sellers and Purchaser shall, or shall cause their ultimate parents to, respond with reasonable diligence to any request for additional information made in response to such filings.

                  (c) As promptly as practicable, Sellers and Purchaser shall prepare and file any other application, report, or other filing required to be submitted to any other Governmental Agency in connection with the transactions contemplated hereby.

                  Section 6.2. Transfer Taxes. Any sales, recording, transfer, stamp, conveyance, value added, use, or other similar Taxes, duties, excise, governmental charges or fees imposed as a result of the sale of the Equity to Purchaser pursuant to this Agreement shall be borne by Sellers, and any MSBT Recapture shall be borne by Sellers. Purchaser shall promptly remit any refunds of such items to Sellers. Sellers and Purchaser, to the extent required by law, shall prepare and file all Tax Returns on a timely basis with respect to any such Taxes or fees.

                  Section 6.3. Obligation to File Tax Returns. Sellers shall prepare and file (or cause to be prepared and filed) (i) all Tax Returns of or relating to the operations of the Seller Entities that are due, taking into account applicable extensions not entered into in violation of this Agreement, before the Closing Date, and (ii) all income Tax Returns of or relating to the Seller Entities for taxable periods ending on or before the Closing Date. Purchaser shall prepare (or cause to be prepared or filed) all other Tax Returns of or relating to the operations of the Seller Entities. The party preparing and filing Tax Returns hereunder shall pay or cause to be paid all Taxes shown as due thereon (subject to any rights to indemnification hereunder). The party preparing or causing the preparation of any Tax Return under this Section 6.3 shall allow the other parties to review, comment upon and reasonably approve any Tax Returns relating to a Straddle Period at any time during the 45 day period immediately preceding the filing of such return. Purchaser and Sellers agree to file or cause the filing of all Tax Returns relating to the Seller Entities for any Straddle Period on the basis that the relevant taxable period ended as of the Closing Date or of the date of the sale described in Section 6.12, as appropriate, unless the relevant taxing authority will not accept a Tax Return filed on that basis.

                  Section 6.4. Certain Provisions Relating to Consents. Sellers shall use commercially reasonable efforts prior to and after the Closing Date to obtain all consents that are required in connection with the transactions contemplated by this Agreement. Sellers shall not obtain any consent that will affect Purchaser or the Company to either of their economic detriment, including any modification of any Contract, Lease or Permit. Purchaser shall cooperate as reasonably necessary or desirable to secure the third party consents, including, without limitation, providing to such third party information, including financial information, provided, however, that neither Purchaser nor the Company will be required to incur any liability or obligation in connection therewith, other than for the underlying matter for which such consent was obtained as in effect immediately prior to such consent.

                  Section 6.5.  Nondisclosure; Noncompetition.

                  (a) From and after the Closing Date, Sellers shall not use, divulge, furnish or make accessible to anyone any proprietary, material non-public, confidential or secret information to the extent relating to the Company or any Subsidiary (including, without limitation, customer lists, supplier lists and pricing and marketing arrangements with customers or suppliers), and Sellers shall cooperate reasonably with Purchaser in preserving such proprietary, confidential or secret aspects of the Company.

                  (b) For a period of four years after the Closing Date, Sellers will not, and will cause each of their Affiliates not to, directly or indirectly, manufacture or sell any products manufactured or sold by the Company or any Subsidiary thereof as of the Closing, or own stock or otherwise have an equity interest in or be affiliated with any person or entity engaged in such business (except as a stockholder holding less than 5% of the stock of a publicly held corporation); provided, however that the foregoing shall not apply to (i) products sold pursuant to the SMT License Agreement, (ii) any products in which foam is combined with textiles, whether pursuant to flame lamination, adhesive lamination, or otherwise, and (iii) needle-punch floormats and trunk liners sold in the after-market (i.e. not to original equipment manufacturers); provided that in no event will any of the foregoing exceptions apply to permit any Parent Entity to bid on any Toyota program as to which the Company or any Subsidiary thereof is a supplier as of the Closing Date. None of the Sellers will, for a period of two years from the Closing Date, solicit for hire any Employees without the prior written consent of Purchaser. Sellers agree that a violation of this Section 6.5 will cause irreparable injury to Purchaser, and Purchaser will be entitled, in addition to any other rights and remedies it may have at law or in equity, to an injunction enjoining and restraining Sellers from doing or continuing to do any such violation and any other violations or threatened violations of Section
         6.5. This Section 6.5(b) shall not apply to any Person or any Affiliates of such Person which acquires all or substantially all of the assets or the capital stock of Foamex International Inc. unless such Person or Affiliate is presently an Affiliate of Sellers.

                  (c) Sellers acknowledge and agree that the covenants set forth in this Section 6.5 are reasonable and valid in scope and in all other respects. If any of such covenants is found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. In the event that, notwithstanding the first sentence of this Section 6.5(c), any of the provisions of this Section 6.5 relating to scope of the covenants contained therein or the nature of the business restricted thereby shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems enforceable, such provision shall be deemed to be replaced herein by the maximum restriction deemed enforceable by such court.

                  Section 6.6. Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby; provided, however, that nothing in this covenant or any other provision of this Agreement will require Purchaser to agree to any divestiture, hold-separate or other similar agreement or requirement.

                  Section 6.7. Ongoing Tax Cooperation. If the Closing occurs, Sellers and Purchaser shall cooperate fully with each other and make available or cause to be made available to each other in a timely fashion such Tax data, prior Tax Returns and filings and other information as may be reasonably required for the preparation by Purchaser or Sellers of any tax returns, elections, consents or certificates required to be prepared and filed by Purchaser or Sellers and any audit or other examination by any taxing authority, or judicial or administrative proceeding relating to liability for Taxes. Without limiting the generality of the foregoing, each of Purchaser and Sellers shall retain copies of all Tax Returns, supporting work schedules and other records relating to tax periods or portions thereof ending prior to or including the Closing Date until the later of (i) the expiration of the statute of limitations for the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except for extensions executed by that party or its Affiliates or extensions or which such party has received written notice from another party, or (ii) six years following the due date (without extensions) for such Tax Returns; provided, however, that no party will dispose of its copies without first notifying the other parties and providing such other parties with a reasonable period of time to assume possession of such copies. In addition, without limiting the generality of the foregoing, each party shall make its personnel and those of its Affiliates reasonably available for deposition and testimony in any tax controversy or proceeding. Purchaser shall provide Sellers with any necessary payroll records attributable to the period prior to the Closing Date. Purchaser shall cooperate with Sellers to the extent reasonably necessary for Sellers' preparation of their financial statements and Tax Returns and in the sharing of financial and accounting information with respect thereto or with respect to any audit, examination, or other proceeding with respect thereto. Any information or documentation provided pursuant to the Section 6.7 shall not be disclosed by the recipient thereof to any Person except its accountants and relevant tax authorities or as required by applicable law (in which case the disclosing party shall consult in good faith with the other party prior to making any such disclosure).


                  Section 6.8.  Certain Agreements.

                  (a) Purchaser and Sellers shall use their commercially reasonable efforts to cause the parties to the agreements listed on
         Schedule 6.8 Part A to release Sellers and Foamex International Inc. ("FII") from all obligations arising under such agreements. Notwithstanding the foregoing, it is understood and agreed that Purchaser shall not, and shall not cause the Company to, provide any guarantee or security, or expend any money, or incur any Liability, or agree to any change in any of the terms of any such agreement to obtain such release. To the extent such release is not obtained, Purchaser shall cause the Company and its Subsidiaries to indemnify Sellers and FII for all Damages arising under such agreements after the Closing Date that are obligations of Purchaser, the Company or any of its Subsidiaries, without regard to any right of set-off.

                  (b) On the Closing Date, Sellers shall assign, and shall cause FII to assign, all of their respective right, title interest and obligations (other than any right to receive payment which is reflected as a liability in the Closing Date Balance Sheet in accordance herewith and the right to indemnification for periods prior to the Closing Date) under the agreements listed on Schedule 6.8 Part B to Purchaser or its designee, and Purchaser shall cause the Company to release and discharge Sellers and FII from all further obligations under such agreements.
                                       38

                  (c) From and after the Closing Date, Purchaser shall cause the Company to pay all amounts due to the Parent Entities pursuant to the terms of the Supply Agreement or any item that would constitute an Intracompany Trade Payables had it existed prior to the Interim Balance Sheet Date in the ordinary course, consistent with past practice.

                  Section 6.9. Clearance Certificates To the extent required by law to relieve Purchaser of any secondary liability for unpaid sales or similar Taxes of any of the Seller Entities attributable to periods prior to the Closing Date, Sellers shall, following execution of this Agreement, use reasonable efforts to obtain clearance certificates or similar documents from any state Tax authority.

                  Section 6.10. Control of Tax Audits. Each party shall promptly notify the other party in writing upon receipt by such first party, or its Affiliates of notice of any pending or threatened Tax audits or assessments relating to the Company or its Subsidiaries for any taxable period which may affect any Tax for which such other party may be liable or have otherwise agreed to indemnify such first party under this Agreement. Such notice shall contain factual information (to the extent known) describing the asserted Tax Liability in reasonable detail and shall be accompanied by copies of any notice or other document received from any tax authority in respect of such matter. Sellers shall control any audits and disputes related to any Tax for which Sellers are liable or for which Sellers have otherwise agreed to indemnify the Company or Purchaser under this Agreement at Sellers' sole expense. Sellers and Purchaser shall jointly control, in good faith with each other, any Tax audit or dispute involving a Straddle Period. A party shall not compromise, and shall prevent its Affiliates from compromising, any audit issue or other controversy the resolution of which is reasonably likely to result in a Tax for which another party may be liable or has agreed to indemnify the first such party under this Agreement without first advising such other party in writing of the proposed compromise and obtaining the written consent of such other party, which consent shall not be unreasonably withheld or delayed.

                  Section 6.11. Tax Sharing Agreements and Arrangements. Sellers will cause any tax sharing agreement or similar arrangement with respect to Taxes involving the Seller Entities (other than as provided in Section 6.8 or Contracts solely among such Seller Entities) to be terminated, amended or assigned effective as of the Closing Date, to the extent that any such agreement or arrangement relates to the Company or any Subsidiary of the Company, on the one hand, and any Parent Entity, on the other hand, and after the Closing Date none of the parties shall have any obligation to a Parent Entity under any such agreement or arrangement for any past, present or future period.

                  Section 6.12.  Sale of Assets for Tax Purposes.

                  (a) Purchaser acknowledges and agrees that, notwithstanding any other provision of this Agreement, following the execution of this Agreement and prior to the Closing Date, Sellers shall take the actions specified on Exhibit F hereto (including causing the amendments to the Partnership Agreement specified therein) to convert JPS Automotive, L.P. into an "association" taxable as a corporation ("New JPS Automotive") within the meaning of Treasury Regulation (beta) 301.7701-2(a). Sellers, the Company and Purchaser agree to treat such conversion for all federal, state and local income tax purposes as a taxable transfer of all of the assets of JPS Automotive, L.P. to New JPS Automotive in exchange for the entire equity interest in New JPS Automotive, which transfer fails to meet the "control" requirement under Sections 351(a) and 368(c) of the Code, and therefore constitutes a taxable sale of all such assets. Purchaser further covenants and agrees to treat New JPS Automotive as a corporation for all such purposes from and after the Closing Date, including (i) treating New JPS Automotive as an "includible corporation" within the meaning of
         Section 1504(b) of the Code in any consolidated federal income tax return filed by or on behalf of Purchaser after the Closing Date; and
         (ii) taking no action the effect of which would terminate the status of New JPS Automotive as a corporation for all such purposes at any time prior to the end of the taxable year of Purchaser that includes the Closing Date.

                  (b) Following the Closing Date, the Company shall prepare an allocation (in accordance with the methodology required by Section 1060 of the Code and regulations thereunder) of the fair market value of the assets of the Company (which shall be deemed to equal the Purchase Price) among the assets of the Company in connection with the sale of such assets from the Company to New JPS Automotive described in Section 6.12(a). This allocation shall be subject to the approval of Sellers, which approval shall not be unreasonably withheld or delayed. All income tax filings by the parties and their affiliates shall be fully consistent with such allocation and Section 6.12(a), including without limitation (i) those statements or forms (including Form 8594) required by Section 1060 of the Code and the regulations thereunder, or similar state or local tax law, with respect to such sale; (ii) the Form 1065 partnership tax return of the Company for the period ending with such sale; and (iii) any consolidated federal income tax return in which any Affiliate of Foamex International Inc. and New JPS Automotive are included.

                  (c) Purchaser and Sellers further acknowledge and agree that as a result of the sale described in Section 6.12(a), the Company will be treated for federal income tax purposes as having sold its interest in Cramerton to New JPS Automotive, resulting in an adjustment to the basis of Cramerton in its assets pursuant to Section 743(b) of the Code and a termination of Cramerton within the meaning of Section 708 of the Code. After the Closing, the Company shall prepare a schedule of the fair market value and tax basis of each of its assets (such fair market value in the aggregate to be consistent with the allocation described in Section 6.12(b)) and a calculation of the basis of Cramerton's assets following such basis adjustment and such termination. All income tax filings by the parties and their affiliates shall be fully consistent with such schedule and calculations.

                  (d) In addition to complying with Section 6.3, within 45 days after the preparation and approval of the allocation described in
         Section 6.12(b) hereof, Sellers shall prepare or cause to be prepared drafts of the U.S. Form 1065 partnership federal income tax returns, and any similar state or local income tax returns for the Company and for Cramerton for the period ending with the sale described in Section 6.12(a), together with pro forma corporate income tax returns for New JPS Automotive for the period beginning with such sale and ending with the Closing Date, all prepared in accordance with this Section 6.12. Such returns shall be subject to the approval of Purchaser, and shall not be filed by Sellers or their affiliates without such approval. Any consolidated or combined income tax return including the income of New JPS Automotive shall be filed in accordance with (or amended to comply with) such pro forma corporate income tax returns as approved by Purchaser. Sellers and Purchaser shall, and shall cause their respective Affiliates to, cooperate in the execution and filing of such returns as approved by Purchaser.

                  Section 6.13.  Certain Matters Relating to Enhanced Severance.

                  (a) In the event that in the nine months following the Closing Date, the employment of any of the persons listed on Schedule 6.13 Part A terminates under circumstances in which he or she is entitled to benefits, then Sellers shall reimburse the Company or such Subsidiary for all amounts which the Company or such Subsidiary is obligated to pay and actually pays to or for the benefit of such person (whether in the form of a severance payment or continued benefits, if any) pursuant to the JPS Automotive and/or Successor Company Obligations Severance Plan, dated April 11, 1996, as in effect as of the date hereof (the "Enhanced Severance Plan"), as such Enhanced Severance Plan is interpreted pursuant to the Memorandum set forth on Schedule 3.18, beyond the payment or benefit (if any) otherwise payable whether pursuant to an employment agreement or otherwise. In addition, Sellers shall reimburse the Company or any such Subsidiary for any payroll or FICA tax which the Company or such Subsidiary is obligated to pay in connection with any payment for which Sellers are required to provide reimbursement pursuant to this paragraph (a).

                  (b) In the event that in the nine months following the Closing Date, the employment of any person listed on Schedule 6.13 Part B terminates under circumstances in which he or she is entitled to benefits, then Sellers shall reimburse the Company or such Subsidiary for one-half of all amounts which the Company or such Subsidiary is obligated to pay and actually pays to or for the benefit of such person pursuant to the Enhanced Severance Plan beyond the payment or benefit (if any) otherwise payable whether pursuant to an employment agreement or otherwise; provided, however, in no event shall Sellers be obligated to provide reimbursement pursuant to this sentence in excess of $652,500. In addition, Sellers shall reimburse the Company or any such Subsidiary for any payroll or FICA tax which the Company or such Subsidiary is obligated to pay in connection with any payment for which Sellers are required to provide reimbursement pursuant to this paragraph (b).

                  (c) Sellers shall not be obligated to reimburse Purchaser, the Company or any Subsidiary pursuant to this Section 6.13 with respect to any person whose employment is terminated if such person is employed (or retained as an independent contractor or consultant) by the Company or any of its Affiliates in the period of fifteen months from the Closing Date. To the extent Sellers have previously reimbursed Purchaser, the Company or any Subsidiary, such entity shall, subject to Purchaser's rights to make additional claims under Section 6.13(b), promptly repay such excess reimbursement to Sellers.

                  (d) The parties will reasonably cooperate with each other to avoid the application of the special tax rules applicable to "excess parachute payments" within the meaning of Section 280G of the Code to any payments to or for the benefit of Employees referred to in this
         Section 6.13 or any other Contract or Plan listed or required to be listed on any Schedule hereto.

                  Section 6.14.  Ongoing Insurance Cooperation.

                  (a) If the Closing occurs, Sellers and Purchaser shall cooperate fully with each other and make available or cause to be made available to each other in a timely fashion such information and documentation as may be reasonably required for the processing of insurance claims and the determining of or obtaining of insurance coverage. Sellers and Purchaser will use reasonable efforts to cooperate (i) to transfer to Purchaser any insurance and administrative services contracts that Purchaser wishes to continue and (ii) to cause any insurance carrier or third party administrator administering workers' compensation or other insurance programs or liabilities assumed by Purchaser to deal directly with Purchaser.

                  (b) With respect to any loss, liability or damage relating to, resulting from or arising out of the ownership or conduct of the business of the Company on or prior to the Closing Date for which any Parent Entity would be entitled to assert, or cause any other person or entity to assert, a claim for recovery under any policy of insurance maintained by or for the benefit of a Parent Entity in respect of the Company or any Subsidiary ("Insurance"), at the request of Purchaser, Sellers will and will cause any such Parent Entity to use their reasonable efforts to assert, or to assist Purchaser to assert, one or more claims under such Insurance covering such loss, liability or damage if Purchaser, the Company or any Subsidiary of the Company is not itself entitled to assert such claim but such Parent Entity is so entitled and Sellers will cause such Parent Entity to promptly pay to Purchaser any amounts recovered in respect of any such claim, provided that all of such Parent Entity's out-of-pocket costs and expenses incurred in connection with the foregoing, including without limitation any cost in asserting or assisting in asserting any claim, or any deductible, self-insurance retention, retrospective premium or other like arrangement by which such Parent Entity retains any liability under any such policy of Insurance, are promptly reimbursed by Purchaser. Sellers will be deemed, solely for the purpose of asserting claims for insurance pursuant to the immediately preceding sentence, to have retained liability for such loss, liability or damage to the extent of the policy limits of the applicable Insurance. Nothing in this Section 6.14 will change or alter the provisions of Article X.

                  (c) Until the Closing Date, if any current insurance policy is cancelled or expires, Sellers will use their reasonable efforts to have such current insurance policy renewed or extended or to replace such policy with one or more policies providing substantially the same type and amount of coverage prior to such cancellation or expiration, provided that any such renewal, extension or replacement is on reasonable terms. After the Closing Date, Sellers will not, and will cause each Parent Entity not to, terminate or otherwise discontinue any current insurance policy solely for the purpose of obtaining a refund thereunder; provided, however, that nothing in this Agreement will prevent or interfere with Sellers' or any other Parent Entity's right to terminate or otherwise discontinue any insurance policy, including without limitation any current insurance policy, for any other reason, including without limitation in connection with the settlement or discharge of any claim.

                   Section 6.15. Cramerton Tax Distribution. Prior to the Closing, Sellers shall cause Cramerton to distribute to its partners, an amount equal to (a) all distributions declared but not paid to the date hereof, (b) all distributions declared from the date hereof to the Closing Date, and (c) to the extent not reflected in (a) or (b), Cramerton's reasonable good faith estimate of the amount of taxes paid or to be paid by such partners on account of the income of Cramerton through the Closing Date, net of any prior overpayment of such amounts.

                                  ARTICLE VII.
                       CONDITIONS TO SELLERS' OBLIGATIONS

                  The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by Sellers) of each of the following conditions on or prior to the Closing Date:

                  Section 7.1. Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though such representations and warranties were made anew on and as of the Closing Date. Purchaser shall have delivered to Sellers a certificate of its President or a Vice President, dated the Closing Date, to the foregoing effect.

                  Section 7.2. Compliance with Agreement. Purchaser shall have performed and complied in all material respects with the covenants set forth in Sections 6.1(b) and (c), 6.4 and 6.6, and in all respects with all other covenants to be performed or complied with by it on or prior to the Closing Date. Purchaser shall have delivered to Sellers a certificate of its President or a Vice President, dated the Closing Date, to the foregoing effect.

                  Section 7.3. No Adverse Proceeding. As of the Closing Date, there shall not have been instituted or be pending any suit, action or other proceeding by any Governmental Agency in which it is sought to restrain or prohibit or question the validity or legality of the transactions contemplated by this Agreement, nor shall any such suit, action or proceeding under any applicable antitrust law, rule or regulation be threatened by any Governmental Agency.

                  Section 7.4. Hart-Scott-Rodino. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

                  Section 7.5. Consents. All consents, Permits, authorizations, approvals, waivers and amendments which are listed on Schedule 8.5 hereto shall have been obtained.

                  Section 7.6. Corporate Documents. Sellers shall have received from Purchaser certified copies of the resolutions duly adopted by the board of directors of Purchaser approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and such resolutions shall be in full force and effect as of the Closing Date.

                  Section 7.7. Certain Agreements. Purchaser shall have executed and delivered the SMT License Agreement and Cramerton shall have executed and delivered the Cramerton Supply Agreement on terms and conditions satisfactory to Sellers in their sole discretion.

                  Section 7.8. Discount Debentures Change of Control Put. Sellers shall have either (i) received the consent of the holders of FJPS's Senior Secured Discount Debentures due 2004 ("Discount Debentures") to a waiver of the offers to repurchase upon a Change of Control (as such term is defined in the Indenture, dated as of June 28, 1994, by and among FJPS and Foamex-JPS Capital Corporation, as joint and several obligors, and Foamex International Inc., as guarantor, and Fleet National Bank of Connecticut (formerly known as Shawmut Bank Connecticut, National Association)) for the Discount Debentures or
(ii) obtained a commitment letter for financing to satisfy the offers to purchase upon a Change of Control for the Discount Debentures in each case, on terms and conditions satisfactory to Sellers in their sole discretion.

                  Section 7.9. Opinion of Counsel. Sellers shall have received an opinion of Jones, Day, Reavis & Pogue, counsel to Purchaser, in the form of Exhibit C hereto ("Purchaser's Opinion of Counsel").

                                  ARTICLE VIII.
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

                  The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by Purchaser) of each of the following conditions on or prior to the Closing Date:

                  Section 8.1. Representations and Warranties. The representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though such representations and warranties were made anew on and as of the Closing Date. Sellers shall have delivered to Purchaser a certificate of the President or a Vice President of JPSGP and the general partner of FJPS, dated the Closing Date, to the foregoing effect.

                  Section 8.2. Compliance with Agreement. Sellers shall have performed and complied in all material respects with the covenants set forth in Sections 5.1(a), (b), (d), and (g), 5.2, 5.3, 5.4, 6.1(b) and (c), 6.4, 6.6 and
6.15, and in all respects with all other covenants to be performed or complied with by them on or prior to the Closing Date. Sellers shall have delivered to Purchaser a certificate of the President or a Vice President of JPSGP and the general partner of FJPS, dated the Closing Date, to the foregoing effect.

                  Section 8.3. No Adverse Proceeding. As of the Closing Date, there shall not have been instituted or be pending any suit, action or other proceeding by any Governmental Agency in which it is sought to restrain, prohibit or question the validity or legality of the transactions contemplated by this Agreement, nor shall any such suit, action or proceeding under any applicable antitrust law, rule or regulation be threatened by any Governmental Agency.

                  Section 8.4. Hart-Scott-Rodino. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

                  Section 8.5. Consents. All consents, Permits, authorizations, approvals, waivers and amendments which are listed on Schedule 8.5 hereto shall have been obtained.

                  Section 8.6. Corporate Documents. Purchaser shall have received from Sellers certified copies of the resolutions duly adopted by the board of directors of JPSGP and the general partner of FJPS approving the execution and delivery of this Agreement by JPSGP and FJPS, respectively, and the consummation of the transactions contemplated hereby, and such resolutions shall be in full force and effect as of the Closing Date.

                  Section 8.7. FIRPTA. Sellers shall have delivered an affidavit, dated the Closing Date, pursuant to Section 1445 of the Code (Foreign Investment in Real Property Tax Act of 1980 affidavit) in substantially the form of Exhibit G.

                  Section 8.8. Cramerton. Purchaser or one or more of its Affiliates and Seiren Co. Ltd. or one or more of its Affiliates, shall have entered into definitive agreements relating to the purchase by Purchaser or its Affiliates of all of the direct and/or indirect interest in Cramerton not beneficially owned by the Company, on terms and conditions set forth in Schedule
8.8 and on such other terms as are reasonably satisfactory to Purchaser.

                  Section 8.9. Purchaser Bank Consent. Purchaser shall have obtained, on terms and conditions satisfactory to Purchaser in its sole discretion, the consent of the requisite lenders under its existing bank credit facility to the extent necessary to consummate the transactions contemplated by this Agreement.

                  Section 8.10. Financing of Senior Note Change of Control Put. Purchaser shall have obtained a commitment letter for a standby facility in an amount of at least $120 million, to satisfy the offers to repurchase upon a Change of Control (as such term is defined in the Senior Note Indenture) for the JPS Automotive L.P. Senior Notes on terms and conditions satisfactory to Purchaser in its sole discretion.

                  Section 8.11. Certain Agreements. Foamex L.P. shall have executed and delivered the SMT License Agreement and the Cramerton Supply Agreement on terms and conditions satisfactory to Purchaser in its sole discretion.

                  Section 8.12. Material Adverse Effect. Since the date hereof, there shall not have occurred (i) a Material Adverse Effect or (ii) any event which could reasonably be expected to have a Material Adverse Effect.

                  Section 8.13. Opinion of Counsel. Purchaser shall have received an opinion of Willkie Farr & Gallagher, counsel to Sellers, in the form of Exhibit D ("Sellers' Opinion of Counsel").

                                   ARTICLE IX.
                            THE CLOSING; TERMINATION

                  Section 9.1. The Closing. The Closing of the transactions contemplated hereby (the "Closing") shall be held two Business Days after each of the conditions precedent set forth in Articles VII and VIII have been satisfied or waived by the party entitled to the benefit thereof (the "Closing Date"). The Closing shall be held at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022 or at such other place as the parties may mutually agree. At the Closing, all of the transactions provided for in Article II hereof shall be consummated on a substantially concurrent basis.

                  Section 9.2. Deliveries by Sellers at the Closing. At the Closing, Sellers shall deliver, or cause to be delivered, to Purchaser, the following items:

                  (a) The duly executed officer's certificates and certified resolutions referred to in Sections 8.1, 8.2, and 8.6;

                  (b)  The consents listed on Schedule 8.5;

                  (c)  Sellers' Opinion of Counsel; and

                  (d) All other previously undelivered documents that Sellers are required to deliver to Purchaser pursuant to this Agreement.

                  Section 9.3. Deliveries by Purchaser at the Closing. At the Closing, Purchaser shall deliver, or cause to be delivered, to Sellers, the following items:

                  (a) The duly executed officer's certificates referred to in Sections 7.1, 7.2, and 7.6;

                  (b) Duly executed and acknowledged transfer tax and other required tax forms reasonably required by Sellers to consummate the transactions contemplated hereby, all in the form required by applicable law;

                  (c)  Purchaser's Opinion of Counsel;

                  (d) All other previously undelivered documents that Purchaser is required to deliver to Sellers pursuant to this Agreement; and

                  (e)  The Purchase Price.

                  Section 9.4. Termination. Anything in this Agreement to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated in any of the following ways at any time before the Closing and in no other manner:

                  (a)  By mutual written consent of Purchaser and Sellers; or

                  (b) After October 31, 1996 by Purchaser or Sellers (if such terminating party is not then in default of any obligation hereunder), if the Closing has not occurred on or before such date.

In the event this Agreement is terminated pursuant to this Section 9.4, all further obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 5.2, 12.4, 12.5, and 12.9, and except that nothing in this Section 9.4 shall relieve any party hereto of any liability for breach of any of the covenants or willful or intentional breach of any of the representations or warranties contained in this Agreement.

                                   ARTICLE X.
                                 INDEMNIFICATION

                  Section 10.1. Survival. All of the representations and warranties of Sellers contained in Article III of this Agreement or in any certificate delivered by Sellers pursuant to this Agreement shall survive the Closing and continue in full force and effect: (a) in the case of the representations and warranties of Sellers contained in Section 3.22, until six months after the expiration of the statute of limitations with respect to the matter to which the claim relates, (b) in the case of the representations and warranties of Sellers contained in Section 3.21, until September 15, 2000, (c) in the case of the representations and warranties of Sellers contained in
Section 3.30(b), until June 15, 2001, (d) in the case of the representations and warranties of Sellers contained in Section 3.11(a), until the tenth anniversary of the Closing Date, and (e) in the case of any other representation or warranty of Sellers contained in this Agreement (other than the representations and warranties of Sellers contained in Sections 3.1, 3.2, 3.3, 3.5, and 3.24 (collectively the "Perpetual Representations")) or any certificate delivered by Sellers, until April 30, 1998. Notwithstanding the foregoing, any notice given in accordance with Section 12.1 of this Agreement claiming an alleged breach of any representation or warranty hereunder will without further action extend the survival period for the representation or warranty alleged to have been breached as applied to the circumstances set forth in such notice until immediately after the final resolution of the matter. The Perpetual Representations, all of the representations and warranties of Purchaser, and all of the covenants of Sellers and Purchaser contained in this Agreement shall survive the Closing and continue in full force and effect forever thereafter.

                  Section 10.2. Indemnification Provisions for Benefit of Purchaser. Except in the case of any claim related to Taxes, for which the Purchaser's right to indemnification shall be limited to the rights provided under Section 10.4 hereof,

                  (a) In the event Sellers breach any of their representations, warranties or covenants contained in this Agreement or in any certificate delivered by Sellers pursuant to this Agreement and provided that, as to any claim for breach of representations or warranties, Purchaser makes a written claim for indemnification against Sellers within the applicable survival period, if applicable, then Sellers agree jointly and severally to indemnify Purchaser and its Affiliates from and against all Damages Purchaser suffers resulting from or arising out of such event; provided, however, Sellers shall not have any obligation to indemnify Purchaser from and against any Damages resulting from the breach of any representation or warranty of Sellers (as opposed to any covenant of Sellers) contained in Article III of this Agreement (other than Perpetual Representations): (i) until Purchaser has suffered aggregate Damages, by reason of all such breaches (excluding breaches or series of related breaches resulting in Damages of less than $5,000), in excess of $1 million (the "Deductible") (after which point Sellers will be obligated only to indemnify the Purchaser from and against further Damages in excess of the Deductible), (ii) in the case of a breach, or alleged breach, of the representations and warranties contained in Section 3.21, to the extent that Purchaser has not complied with the provisions of Section 10.6, or (iii) notwithstanding anything to the contrary contained in this Agreement, to the extent the aggregate amount that Sellers have actually indemnified Purchaser for prior breaches of representations and warranties of Sellers contained in Article III of this Agreement exceeds $220 million (the "Cap"). Notwithstanding anything to the contrary contained in this Agreement, to the extent any Damages for which Purchaser may claim indemnity (or satisfaction of the Deductible) pursuant to this Section 10.2 relate to a breach of any of the representations or warranties contained in Article III (other than Section 3.5) and are due to Damages suffered by Cramerton (which are not directly suffered by Purchaser or the Company or any other Subsidiary of the Company other than Cramerton), Sellers shall only be obligated to indemnify Purchaser and its Affiliates for (or reduce the remaining portion of the Deductible by) 80% of the total Damages suffered by Cramerton. Notwithstanding anything to the contrary contained in this Agreement, Sellers shall not be obligated to indemnify Purchaser for (or apply against the Deductible) any Damages which relate to a breach of any of the representations or warranties contained in Article III (other than Section 3.5) and are due to Damages suffered by Enjema (which are not directly suffered by the Company or any other Subsidiary of the Company (other than JMC)) to the extent that such Damages exceed $1,000,000.

                  (b) Without limiting the generality or effect of the foregoing, Sellers shall indemnify, defend and hold harmless the Company, Purchaser and any of their respective Affiliates from and against any and all Damages resulting from or arising out of any of the following:

                           (i) Subject to Section 10.6, any business or property
                  formerly owned or operated by the Company, any of its Subsidiaries or any of their respective predecessors but not owned or operated by the Company or its Subsidiaries immediately after the Closing;

                           (ii) (A) Any breach of the 1994 Acquisition Agreement
                  by Sellers, the Company or any of their respective Affiliates to the extent occurring or commencing, in whole or in part, prior to the Closing Date and (B) all Taxes of another Person assumed by the Company pursuant to the 1994 Acquisition Agreement which the Company is obligated to pay after the Closing Date;

                           (iii) Any claim of any creditor of Sellers or any of
                  their Affiliates (other than the Company and its Subsidiaries), whether arising prior to, on or after the Closing Date; or

                           (iv) Except as set forth on the Closing Date Balance
                  Sheet or Schedules 3.15 Items J.2-5, or 3.18: (x) any liability to any Former Employee of the Company, any of its Subsidiaries or any of their respective predecessors as of the Closing Date arising under any employee welfare benefit plan, including, without limitation, post-retirement health benefits, to the extent not fully funded immediately prior to the Closing, and (y) any severance or other benefit payable to any Employee or Former Employee by reason of this Agreement or the transactions contemplated hereby, including, without limitation, any stay bonus, golden parachute or other change-in-control payment or benefit. This provision does not affect the obligations of the parties under Section 6.13 hereof.

                  (c) The Indemnification provided for in Section 10.2(a) and 10.2(b) shall survive any investigation at any time made by or on behalf of Purchaser or any knowledge or information that Purchaser may have.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, including this Section 10.2, Purchaser shall not be entitled to indemnity hereunder if and to the extent that there has been an increase in a liability or contra-asset with respect to the matter for which indemnification is sought in the period from the Interim Balance Sheet Date to the Closing Date as reflected on the Closing Date Balance Sheet as finally adjusted in connection with the computation of Final Adjusted Net Assets.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, including this Section 10.2, Purchaser shall not be entitled to indemnity hereunder for any breach of Section 3.11(a), until Purchaser has first made, or has caused the Company or the applicable Subsidiary to first make, a demand against the insurer under any available title insurance and Purchaser has concluded in its sole discretion that such insurer is unable or unwilling to comply with such demand.

                  Section 10.3. Indemnification Provisions for Benefit of Sellers. In the event Purchaser breaches any of its representations, warranties or covenants contained in this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement and provided that Sellers make a written claim for indemnification against Purchaser, then Purchaser agrees to indemnify Sellers from and against the entirety of any Damages Sellers suffer resulting from, arising out of, relating to or caused by such breach.

                  Section 10.4. Tax Indemnity. Provided that Purchaser makes a written claim for indemnification hereunder, Sellers shall indemnify and hold harmless Purchaser and its Affiliates against any Damages resulting from (i) any Taxes of (or assertions of Tax against) the Seller Entities or Enjema for any taxable period ending on or before the Closing Date (and any Taxes of the Seller Entities or Enjema for any Straddle Period, to the extent allocable to the portion of such period ending with the Closing Date) including any Taxes under
Section 6.2, except to the extent provided for on the Closing Date Balance Sheet; (ii) Taxes relating to any pre-Closing Affiliate of any of the Seller Entities which are imposed on Purchaser, any Affiliate of Purchaser or any of the Seller Entities under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise; (iii) a breach of any representation, warranty or covenant under Sections 3.22(a)(ix), 3.22(c), 3.22(d) or 6.11; and (iv) compliance with Section 6.12(a) hereof. For purposes of this Section 10.4, the portion of Taxes for any Straddle Period deemed to be allocable to the portion of such period ending with the Closing Date shall be (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property, the amount which would have been payable if such period had ended on such date (except that, solely for purposes of determining the marginal tax rate applicable in a jurisdiction in which such rate depends upon the level of income or receipts, annualized income or receipts may be taken into account if appropriate for an equitable sharing of such Taxes); and (ii) in the case of Taxes described in subparagraph (i) that are imposed on a periodic basis and measured by the level of any item, the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. In the case of Damages attributable to Taxes of Cramerton or Enjema described in Section 10.4(i) above, Seller shall only be obligated to indemnify Purchaser to the extent of 80% or 50%, respectively, of such Damages.

                  Section 10.5.  Matters Involving Third Parties.

                  (a) If any third party notifies any party hereto (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against the other party hereto (the "Indemnifying Party") under this Article X, then the Indemnified Party shall use reasonable efforts to notify the Indemnifying Party thereof promptly and in any event within ten days after receiving any written notice from a third party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent that, the Indemnifying Party is actually prejudiced thereby.

                  (b) Once the Indemnified Party has given notice of the matter to the Indemnifying Party, the Indemnified Party may, subject to the Indemnifying Party's rights to assume the defense of such matter pursuant to paragraph (c) below, defend against the matter in any manner it deems appropriate.

                  (c) The Indemnifying Party may at any point in time choose to assume the defense of all of such matter, in which event:

                           (i) the Indemnifying Party shall defend the
                  Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party,

                           (ii) the Indemnified Party may retain separate
                  counsel at its sole cost and expense (except that the Indemnifying Party shall be responsible for the fees and expenses of one separate co-counsel for all Indemnified Parties to the extent the Indemnified Party is advised, in writing by its counsel, that either (x) the counsel the Indemnifying Party has selected has a conflict of interest, or
                  (y) there are legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party (but only to the extent of such additional defenses)), and

                           (iii) the Indemnifying Party shall reimburse the
                  Indemnified Party for the reasonable costs of defense or investigation for the period prior to the assumption of the defense.

                  (d) Assumption of the defense of any matter by the Indemnifying Party shall without further action constitute an irrevocable waiver by the Indemnifying Party of its right to claim at a later date that such third party action for which the defense was assumed is not a proper matter for indemnification pursuant to this
         Article X.

                  (e) The Indemnified Party shall not consent to the entry of a judgment or enter into any settlement with respect to any matter which may give rise to a claim for indemnification without the written consent of the Indemnifying Party, which consent may not be unreasonably withheld or delayed. The Indemnifying Party shall not consent to the entry of a judgment with respect to any matter which may give rise to a claim for indemnification or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be unreasonably withheld or delayed).

                  Section 10.6. Certain Limitations on Environmental Indemnification.

                  (a) Purchaser and Sellers agree that except as provided in this Agreement, Purchaser forever waives, and shall cause the Company and its Subsidiaries to forever waive, any right it has or may in the future have against the Parent Entities under any Environmental Law (collectively, "Environmental Losses").

                  (b) Notwithstanding any other provision of this Agreement to the contrary, Sellers shall have no obligation to indemnify Purchaser pursuant to Section 10.2 for Environmental Losses unless, and only to the extent that, after the Closing Date, Purchaser, the Company, or any of their respective Affiliates, incurs, undertakes to incur, or becomes liable to incur Costs of Remediation as a result of a breach of this Agreement; provided, however, that nothing herein will require that Costs of Remediation be incurred, undertaken to be incurred or liable to be incurred prior to the expiration of the survival period set forth in Section 10.1 so long as notice of a breach or alleged breach or claim for Costs of Remediation is given during the survival period. Such "Costs of Remediation" shall be the sole basis for calculating Damages arising out of Environmental Losses pursuant to Section 10.2, and shall be limited to those costs that are necessary:

                           (i) in accordance with Environmental Laws in effect
                  at the time such costs are incurred, to respond to a Release of any Hazardous Materials that first occurred in whole or in part at, on, under, in or from the Owned Real Property, Leased Property or formerly owned, leased or operated properties or third party properties prior to the Closing Date;

                           (ii) to bring the Company from any non-compliance
                  with Environmental Laws first occurring in whole or in part prior to the Closing Date into compliance with all Environmental Laws in effect as of the time the Costs of Remediation are incurred; or

                           (iii) in accordance with Environmental Laws in effect
                  at the time such costs are incurred, to respond to any legal proceedings, notices, requests for information, investigations or claims under Environmental Laws brought by third parties;

provided, however, Sellers shall not be required to indemnify Purchaser for Costs of Remediation to the extent arising solely out of the knowing acts or knowing omissions of Purchaser occurring after the Closing Date.

                  (c) Sellers waive any right they may have under Environmental Law against Purchaser, the Company and its Subsidiaries for any matter to the extent arising out of a breach by Sellers of Section 3.21.

                  (d) If a dispute arises with respect to whether a claim for Costs of Remediation meets the requirements of Section 10.6(b)(i), (ii) and (iii) (without respect to whether there has been a breach of the representations and warranties of Section 3.21), and such dispute cannot be resolved within 20 days of written notice of the dispute, the parties shall select within 14 days thereafter a mutually satisfactory qualified environmental consultant who is a professional engineer (the "Environmental Arbitrator"). The Environmental Arbitrator shall review the information relevant to the dispute provided by the parties and within 30 days render a decision as to whether or not the Costs of Remediation meet the requirements of Section 10.6(b)(i), (ii) and (iii) (without respect to whether there has been a breach of the representations and warranties of Section 3.21) by applying the standards set forth in this Section 10.6. Any fees charged by the Environmental Arbitrator shall be allocated as determined by the Environmental Arbitrator between Purchaser and Sellers. If an Environmental Arbitrator cannot be agreed upon within the aforesaid period, the parties shall direct the American Arbitration Association ("AAA") to immediately provide a list of six potential arbitrators who are qualified environmental consultants each of whom is a professional engineer. From the list provided, each party shall have the opportunity to strike one name, and the AAA shall appoint the Environmental Arbitrator from the remaining names. The final determination of the Environmental Arbitrator shall be final and binding on the parties and there shall be no appeal from or reexamination of such final determination, except for fraud, perjury, or misconduct by the Environmental Arbitrator prejudicing the rights of any party, and to correct manifest clerical errors. Purchaser and Sellers may enforce any final determination of the Environmental Arbitrator in any court of competent jurisdiction.

                  Section 10.7. Certain Additional Provisions Relating to Indemnification.

                  (a) Notwithstanding Section 12.12, after the Closing Date, the indemnification provisions set forth in this Article X shall constitute the sole and exclusive recourse and remedy available to the parties hereto with respect to the breach of any representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement except for actual fraud.

                  (b) The Indemnifying Party shall have no obligation to indemnify or hold harmless the Indemnified Party pursuant to Article X for any Damages to the extent that the Indemnified Party or its Affiliates have actually recovered such Damages (net of expenses or other costs (including without limitation attorneys' fees and expenses) of recovery and any retroactive or retrospective premium increases resulting from such recovery, including without limitation obligations engendered thereby) from any Person other than the Indemnifying Party or any Affiliate thereof.

                  (c) The Indemnified Party hereby assigns to the Indemnifying Party any right the Indemnified Party may have against any Person (other than the Indemnifying Party, the Indemnified Party and any Affiliate of any of the foregoing), including, without limitation, any insurance company, to recover any Damages or other amounts that the Indemnifying Party has paid to the Indemnified Party pursuant to
         Article X. The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party, at the Indemnifying Party's sole cost and expense, in connection with the Indemnifying Party's efforts to pursue such rights, including, without limitation, providing reasonable access to the Indemnified Party's personnel, books and records, making its personnel and those of its Affiliates reasonably available for deposition and testimony and executing such additional instruments of assignment to evidence the assignment of such rights. In the event such rights by their terms may not be assigned (including, without limitation, the rights of the Company under the 1994 Acquisition Agreement), the Indemnified Party agrees to pursue its rights against such other Person, at the sole cost and expense and direction of the Indemnifying Party, and to remit to the Indemnifying Party any recovery.

                  (d) To the extent permitted by applicable law, any payments by an Indemnifying Party under Article X shall be treated as an adjustment to the Purchase Price for all foreign, federal, state and local income tax purposes.

                  Section 10.8.  Certain Litigation Matters .

                  (a) Sellers shall indemnify, defend and hold harmless the Company, Purchaser and any of their respective Affiliates from and against any and all Damages resulting from or arising out of or caused by the matters set forth on Item 2 of Schedule 3.20 (the "Indemnified Litigation").

                  (b) Purchaser shall cause the Company and its Subsidiaries to assign to Sellers, subject to Purchaser's rights under paragraph (c) below, any right that they may have against any Person (other than Purchaser, the Company or any Affiliate of any of the foregoing), that is a party or an Affiliate of a party to the Indemnified Litigation, including, without limitation, any counterclaim, right of offset, or claim arising out of the transactions giving rise to the Indemnified Litigation.

                  (c) Sellers shall control the Indemnified Litigation pursuant to the provisions of Section 10.5; provided, however, that Purchaser shall have the right to control any aspect of the Indemnified Litigation relating to any provisional or other remedy, other than one imposing solely monetary relief. Purchaser shall also have the right to approve any settlement, provided that such approval is not unreasonably withheld; except that this proviso shall be inapplicable in respect of any settlement involving anything other than the exchange of releases or the payment of money. Sellers shall direct their counsel to communicate with Purchaser and to consult with Purchaser on all significant matters relating to the Indemnified Litigation, including by providing Purchaser with any and all papers served or filed in the Indemnified Litigation or other correspondence or documents requested by Purchaser, including papers otherwise subject to a claim under the attorney-client privilege or the work-product doctrine, provided that Purchaser executes a joint defense agreement or takes other reasonable steps to preserve such privilege or doctrine. Purchaser shall also be entitled, in its sole discretion, but will not be required to participate in the Indemnified Litigation. Purchaser shall cause the Company and its Subsidiaries and Affiliates to cooperate reasonably with Sellers in connection with Sellers' efforts to pursue such rights, including, without limitation, providing access to their personnel, books and records, and making their personnel reasonably available for deposition and testimony.


                                   ARTICLE XI.
                                EMPLOYEE BENEFITS

                  Section 11.1.  Employees.

                  (a) Effective as of the Closing Date, the Employees shall continue employment with the Company and its Subsidiaries in the same positions and at the same level of wages and/or salary; provided, however, except as may be specifically required by applicable law or any Contract, the Company and its Subsidiaries shall not be obligated to continue any employment relationship with any Employee for any specific period of time.

                  (b) Subject to Sections 10.2 and 6.13, upon the Closing, the Company and its Subsidiaries shall be solely responsible for all Liabilities and shall honor and satisfy all obligations with respect to the Plans. Notwithstanding the foregoing, the Company shall not be required to continue any particular Plan after the Closing, and any Plan may be amended or terminated in accordance with its terms and applicable law; provided such change is not prohibited by any collective bargaining agreement. Purchaser shall take all required actions so that the Employees will receive credit for eligibility and vesting purposes, but not for the accrual of retirement benefits, for their periods of service with the Company and its predecessors prior to the Closing under any employee benefit plans, programs or arrangements established, maintained, continued or made available by the Purchaser, the Company or any Affiliate after the Closing in which the Employees are eligible to participate.

                                  ARTICLE XII.
                            MISCELLANEOUS PROVISIONS

                  Section 12.1. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to Sellers and to Purchaser at the addresses indicated below:

         If to Purchaser:                Collins & Aikman Products Co.
                                         701 McCullough Drive
                                         Charlotte, North Carolina 28232
                                         Attention:  Chief Executive Officer
                                         Fax:  (704) 548-2208

               With a copy to:           Collins & Aikman Products Co.
               (which shall not          201 Madison Avenue, 6th Floor
               constitute notice)        New York, New York 10016
                                         Attention:  Elizabeth Philipp, Esq.
                                         Fax:  (212) 578-1269

                                                                    and

                                         Jones, Day, Reavis & Pogue
                                         599 Lexington Avenue
                                         New York, New York 10022
                                         Attention:  Robert A. Profusek, Esq.
                                         Fax:  (212) 755-7306

         If to Sellers:                  Foamex-JPS Automotive L.P.
                                         JPSGP Inc.
                                         c/o Foamex International Inc.
                                         375 Park Avenue, 11th Floor
                                         New York, New York 10152
                                         Attention:  Philip N. Smith, Jr.
                                         Facsimile No. (212) 593-1363

               With a copy to:           Willkie Farr & Gallagher
               (which shall not          153 East 53rd Street
               constitute notice)        New York, New York 10022
                                         Attention:  Jack H. Nusbaum
                                         Facsimile No. (212) 821-8111

or to such other address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

                  Section 12.2. Amendments. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by both of the parties hereto.

                  Section 12.3.  Assignment and Parties in Interest.

                  (a) Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by either party hereto except with the prior written consent of the other party hereto, provided, however, that (i) prior to or after the Closing, Purchaser may assign all of its rights hereunder to any Affiliate of Purchaser, provided that no such assignment will relieve Purchaser of its obligations hereunder unless such assignment is made at Closing to Collins & Aikman Corp., and provided further that such assignment shall not hinder, delay or prevent the Closing, and (ii) Purchaser has a one-time right to assign all of its rights hereunder to any other Person which acquires all or substantially all of the assets of, or equity interest in, the Company.

                  (b) Notwithstanding any provision of this Agreement to the contrary, Purchaser hereby acknowledges and agrees that Sellers may collaterally assign their rights, title and interest to any payments under this Agreement to any creditor of Sellers. Furthermore, Sellers hereby acknowledge and agree that upon receipt of written notice from such creditor that an "Event of Default" has occurred, Purchaser will tender any payments due under this Agreement to such creditor in accordance with the instructions set forth in such notice; provided, however, in the event that Purchaser tenders payment to Sellers, such payment shall be a complete discharge of Purchaser's obligation to such creditor for such payment and Purchaser shall thereafter have no further liability to such creditor with respect to such payment.

                  (c) Except as provided in Article X, this Agreement (including without limitation Article XI) shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

                  Section 12.4. Announcements. All press releases, notices to customers and suppliers and similar public announcements prior to or within five days after the Closing Date with respect to this Agreement and the transactions contemplated by this Agreement shall be approved by both Purchaser and Sellers prior to the issuance thereof; provided that either party may make any public disclosure it believes in good faith is required by law, regulation or rule of any stock exchange on which its securities are traded (in which case the disclosing party shall use reasonable efforts to advise the other party prior to making such disclosure and to provide the other party a reasonable opportunity to review the proposed disclosure).

                  Section 12.5. Expenses. Except as expressly set forth in this Agreement, each party to this Agreement shall bear all of its legal, accounting, investment banking, and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

                  Section 12.6. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                  Section 12.7. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 12.8. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

                  Section 12.9.  Governing Law; Jurisdiction.

                  (a) This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and performed therein.

                  (b) Except as set forth in Section 10.6(d), the parties hereto irrevocably submit to the exclusive in personam jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent it may effectively do so under applicable law, each of the parties hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, (i) any claim that (A) any proceeding arising out of or relating to this Agreement may be brought in another jurisdiction (except a proceeding brought by a third party) or (B) that it is not subject to the in personam jurisdiction of any court referenced in the first sentence of this clause (b), (ii) any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and (iii) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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

                  Section 12.10. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) an accounting term not otherwise defined has the meaning assigned to by GAAP; (c) "or" is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; and (f) "$" means the currency of the United States of America.

                  Section 12.11. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                  Section 12.12. Specific Performance. Without limiting or waiving in any respect any rights or remedies of Purchaser under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.


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


                                  ARTICLE XIII.
                       FOAMEX INTERNATIONAL INC. GUARANTY

                  Section 13.1. Guaranty. Foamex International Inc., a Delaware corporation ("Guarantor"), hereby irrevocably and unconditionally guarantees the due and prompt payment and performance of all obligations, covenants and agreements to be performed by Sellers to Purchaser hereunder (the
"Obligations").

                  Section 13.2. Nature of Guaranty. The guaranty to be provided by Guarantor pursuant to Section 13.1 hereof is the exclusive remedy of Purchaser against Guarantor and is a guaranty of payment and performance, not merely of collection, and is independent of any other guaranty or surety of the Obligations. If Sellers shall fail timely to perform or pay any Obligation, Guarantor shall pay or perform such Obligation as and when due. Guarantor hereby waives (i) promptness, diligence, notice, disclosure, demand for, presentment, protest and dishonor, and (ii) except as set forth below, any right to force Purchaser to proceed first, concurrently or jointly against Sellers, any other guarantor, surety or other co-obligor. Purchaser hereby agrees that prior to enforcing its rights of payment and performance against Guarantor pursuant to
Section 13.1 hereof with respect to any Obligation, Purchaser shall have (x) made demand on Sellers to perform such obligation, covenant or agreement hereunder, (y) given Sellers a reasonable opportunity to comply with such obligation, covenant or agreement, and (z) determined in its sole discretion that Sellers have not or will not comply with such Obligation.

                  Section 13.3. Limitation on Guaranty. Notwithstanding anything to the contrary contained in this Agreement, the scope of Guarantor's liability hereunder shall in no event be greater than the scope of the liability of Sellers under this Agreement. Purchaser expressly agrees that the defenses available to Guarantor shall be no less than the defenses which are, or would have been, available to Sellers.

                  Section 13.4. Authority of Guarantor. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Guarantor has full corporate power and authority to execute and deliver this Agreement, and the execution and delivery by Guarantor of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Guarantor, and this Agreement constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the enforceability of specific remedies. The execution, delivery and performance of this Agreement does not conflict with any contractual or other obligation to which Guarantor is a party, except for such conflicts which individually or in the aggregate could not reasonably be expected to have a material adverse effect on Guarantor or materially impair the ability of Guarantor to consummate the transactions contemplated by this Agreement.

                  IN WITNESS WHEREOF, Sellers and Purchaser have executed and delivered this Agreement as of the day and year first written above.



SELLERS:                             FOAMEX-JPS AUTOMOTIVE L.P.

                                     BY:  FJGP, Inc.
                                     Its:  General Partner



                                     BY:     /s/ Philip N. Smith, Jr.
                                        ---------------------------------
                                          Name:   Philip N. Smith, Jr.
                                         Title: Vice President


                                     JPSGP INC.



                                     BY:     /s/ Philip N. Smith, Jr.
                                        ---------------------------------
                                          Name:   Philip N. Smith, Jr.
                                          Title: Vice President



GUARANTOR:                           FOAMEX INTERNATIONAL INC.
pursuant to Article XIII.

                                     BY:     /s/ Philip N. Smith, Jr.
                                        ---------------------------------
                                          Name:   Philip N. Smith, Jr.
                                          Title: Vice President



PURCHASER:                           COLLINS & AIKMAN PRODUCTS CO.



                                     BY:  /s/ David A. Stockman
                                        ---------------------------------
                                          Name: David A. Stockman
                                          Title: Co-Chairman of the Board



                                       60